UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
_________________________
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Avidity Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025 ANNUAL MEETING OF STOCKHOLDERS
June 10, 2025
AVIDITY BIOSCIENCES, INC.
10578 Science Center Drive, Suite 125, San Diego, California 92121
April 29, 2025
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Avidity Biosciences, Inc., a Delaware corporation (the “Company”) at 9:00 a.m. Pacific Time on Tuesday, June 10, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled “How Can I Attend the Annual Meeting of Stockholders?” of the Proxy Statement for more information about how to attend the virtual-only meeting.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can access your proxy materials and vote are contained in that notice. If you have received written proxy materials, the instructions regarding how you can access your proxy materials and vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. If you hold your shares through a bank or broker, you will need a proxy from your bank or broker to vote your shares online at the Annual Meeting.
Thank you for your support.

Sincerely,

Sarah Boyce
President, Chief Executive Officer and Director San Diego, California

Notice of Annual Meeting of Stockholders

To be Held Tuesday, June 10, 2025

AVIDITY BIOSCIENCES, INC. 10578 Science Center Drive, Suite 125, San Diego, California 92121
The Annual Meeting of Stockholders (the “Annual Meeting”) of Avidity Biosciences, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Pacific Time on Tuesday, June 10, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting, and submit questions for consideration at the online meeting. To be admitted to the Annual Meeting’s live webcast, you must register at www.proxydocs.com/RNA as described in the proxy materials or your proxy card. As part of the registration process, you must enter the Control Number included in your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. The Annual Meeting will be held for the following purposes:
1.To elect three directors to serve as Class II directors for a three-year term expiring at the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
4.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a Notice of Internet Availability of Proxy Materials with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.
The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Holders of record of our common stock as of the close of business on April 14, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares as soon as possible via the toll-free telephone number or over the Internet, as described in the enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Sarah Boyce
President, Chief Executive Officer and Director San Diego, California
April 29, 2025

PROXY STATEMENT

AVIDITY BIOSCIENCES, INC. 10578 Science Center Drive, Suite 125, San Diego, California 92121

General
This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of Avidity Biosciences, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually on Tuesday, June 10, 2025 (the “Annual Meeting”), at 9:00 a.m., Pacific Time, and at any continuation, postponement or adjournment thereof. Holders of record of shares of our common stock, $0.0001 par value per share (“Common Stock”), as of the close of business on April 14, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were 120,519,968 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”), or Notice of Internet Availability of Proxy Materials, as applicable, will be sent on or about April 29, 2025 to our stockholders as of the Record Date.
In this proxy statement, “Avidity,” the “Company,” “we,” “us” and “our” refer to Avidity Biosciences, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 10, 2025:
This Proxy Statement and our 2024 Annual Report to Stockholders are available at:
www.proxydocs.com/RNA.

PROPOSALS
At the Annual Meeting, our stockholders will be asked:
1.To elect Arthur Levin, Ph.D., Simona Skerjanec and Tamar Thompson as Class II directors for a three-year term that expires at the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
4.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote, as follows:
1.FOR each of the nominees for election as a Class II director as set forth in this proxy statement;
2.FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2024 Annual Report available to our stockholders electronically via the Internet. On or about April 29, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost to us associated with the printing and mailing of materials.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, we will provide copies of these documents, free of charge, upon written request to Avidity Biosciences, Inc., 10578 Science Center Drive, Suite 125, San Diego, California 92121, Attention: Corporate Secretary or by calling (858) 401-7900. Such requests by street name holders should be made through their bank, broker or other holder of record.
Stockholders sharing an address that are receiving multiple copies of the Internet Notice can request delivery of a single copy of the proxy statement or annual report or Internet Notice by contacting their broker, bank or other intermediary or sending a written request to Avidity Biosciences, Inc. at the above address or by calling (858) 401-7900.

Questions and Answers about the Annual Meeting of Stockholders

Who is entitled to vote on matters presented at the Annual Meeting?
The Record Date for the Annual Meeting is April 14, 2025. You are entitled to vote on the matters presented at the Annual Meeting if you were a record holder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 120,519,968 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Common Stock is our only class of stock entitled to vote.

What is the difference between being a “Record Holder” and holding shares in “Street Name”?
If, on the Record date, your shares were registered directly in your name, then you are a stockholder of record.
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

Am I entitled to vote if my shares are held in “Street Name”?
Yes. If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your brokerage firm, bank, dealer or other similar organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer or other similar organization how to vote your shares, and the brokerage firm, bank, dealer or other similar organizations is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain, and present at the Annual Meeting, a legal proxy from your brokerage firm, bank, dealer or other similar organization.

How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), the presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote, on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How can I attend the Annual Meeting of Stockholders?
As noted above, we have decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting only if you are a record holder or beneficial owner of our Common Stock as of the Record Date. If you are a record holder you are entitled to vote at the Annual Meeting. If you hold your shares in street name you must obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization to vote at the Annual Meeting. To attend and participate in the Annual Meeting, you will need the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your Control Number or otherwise vote through the bank or broker. To be admitted to the Annual Meeting and vote your shares, you must register to attend the Annual Meeting at www.proxydocs.com/RNA and provide the Control Number by 2:00 p.m. Pacific Time on June 9, 2025. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Will there be a question and answer session during the Annual Meeting?
This year’s stockholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting as a part of the registration process. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the Annual Meeting will be answered during the meeting, subject to applicable time constraints. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chair of the Annual Meeting or (ii) the holders of a majority of the shares entitled to vote, present at the virtual meeting, or represented by proxy at the virtual meeting, are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?
With respect to the election of directors, you may either vote “For” all the nominees to the Board, or you may “Withhold” your vote for any nominee you specify. With respect to (i) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and (ii) the approval, on an advisory basis, of the compensation of our named executive officers, you may vote “For,” “Against” or “Abstain” from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy prior to the Annual Meeting to ensure that your vote is counted.
•Via the Internet: You may vote at www.proxypush.com/RNA, 24 hours a day, seven days a week, by following the instructions provided in the Internet Notice. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote via the internet.
•By Telephone: You may vote using a touch-tone telephone by calling (866) 256-0714, 24 hours a day, seven days a week. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote by telephone. Votes submitted by telephone must be received by 8:59 a.m., Pacific Time, on June 10, 2025.
•By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•At the Virtual Annual Meeting: You may vote during the virtual Annual Meeting through www.proxydocs.com/RNA. To be admitted to the Annual Meeting and vote your shares, you must register to attend the Annual Meeting at www.proxydocs.com/RNA by 2:00 p.m. Pacific Time on June 9, 2025 and provide the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.
•By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•At the Virtual Annual Meeting: To vote online during the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the Annual Meeting at www.proxydocs.com/RNA and provide the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Can I change my vote after I submit my Proxy?
Yes. If you are a record holder, you may revoke your proxy and change your vote any time before the proxy is voted at the Annual Meeting:
•by submitting a duly executed proxy bearing a later date than your prior proxy;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Corporate Secretary of Avidity prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.

Who will count the votes?
A representative from BetaNXT, Inc. is expected to tabulate and certify the votes, and an employee or representative of the Company is expected to act as inspector of election.

What if I do not specify how my shares are to be voted?
If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, along with the description of each proposal in this proxy statement.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What are broker non-votes and do they count for determining a quorum?
Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum. As discussed above, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Thus, broker non-votes are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Broker non-votes on the election of directors, which is considered a non-routine matter, will have no effect because they are not considered votes cast, and the three directors that receive the highest number of votes will be elected.

What is an Abstention and how will votes Withheld and Abstentions be treated?
Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of (i) the ratification of the appointment of Deloitte & Touche LLP or (ii) the approval, on an advisory basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, as the three directors that receive the highest number of votes will be elected, and abstentions are not considered to be a vote cast and will have no effect on (i) the ratification of the appointment of Deloitte & Touche LLP or (ii) the approval, on an advisory basis, of the compensation of our named executive officers.

How many votes are required for the approval of the proposals to be voted upon and how will Abstentions and Broker Non-Votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Advisory Approval of the Compensation of Named Executive Officers	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Will any other business be conducted at the Annual Meeting?
We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting of Stockholders?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposals to be Voted on

Proposal 1 - Election of Directors
At the Annual Meeting, three (3) Class II directors are to be elected to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2028 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Arthur Levin, Ph.D., Simona Skerjanec and Tamar Thompson for re-election as Class II directors at the Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Our Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws provide that the authorized number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. We currently have nine (9) authorized director slots on our Board. As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The following table summarizes the class, independence and committee membership of our directors:

Name	Age	Position	Independent	Committee Membership
CLASS I DIRECTORS - Terms to Expire at the 2027 Annual Meeting

Carsten Boess	58	Director	X	Audit (Chair)

Sarah Boyce	53	President, Chief Executive Officer, and Director

Troy Wilson, Ph.D., J.D.	56	Chair of the Board	X	Human Capital Management

CLASS II DIRECTORS - Nominated for Re-election with Terms to Expire at the 2028 Annual Meeting

Arthur Levin, Ph.D.	71	Distinguished Scientist and Strategic Leader, and Director

Simona Skerjanec	60	Director	X

Tamar Thompson	51	Director	X	Nominating and Corporate Governance; Human Capital Management

CLASS III DIRECTORS - Terms to Expire at the 2026 Annual Meeting

Noreen Henig, M.D.	60	Director	X	Nominating and Corporate Governance (Chair); Audit

Edward M. Kaye, M.D.	76	Director	X	Human Capital Management (Chair); Nominating and Corporate Governance

Jean Kim	51	Director	X	Audit

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors.
In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
All of the persons whose names and biographies appear below are currently serving as our directors. Each of our directors brings to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the Nominating and Corporate Governance Committee of the Board in recommending qualified director candidates is described below under “Board Qualifications and Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board unanimously recommends a vote FOR the election of the three nominees for Class II directors.
Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:
Nominees for Election to the Board:

Class II Directors (Terms to Expire at the 2028 Annual Meeting)
Arthur A. Levin, Ph.D., has served on our board of directors since February 2023. Dr. Levin served as our Distinguished Scientist and Strategic Leader from February 2023 until the end of 2024 after serving as our Chief Scientific Officer from October 2019 to February 2023. Previously, Dr. Levin served as our Executive Vice President of Research and Development from October 2013 to October 2019. Dr. Levin has a combined three decades of experience in all aspects of drug development from discovery through drug registration and has played key roles in the development of numerous oligonucleotides. Prior to joining Avidity, from April 2012 to January 2014, he served as Executive Vice President at miRagen Therapeutics, Inc. Prior to that, Dr. Levin held various senior management positions at Santaris Pharma A/S Corp. and Ionis Pharmaceuticals, Inc. Since September 2015, Dr. Levin has served as a member of the board of directors of Stoke Therapeutics, Inc. Dr. Levin holds a Ph.D. in Toxicology from the University of Rochester and a B.S. in Biology from Muhlenberg College. Dr. Levin's knowledge of our business and technology and his extensive drug development experience contributed to our board of directors' conclusion that he should serve as a director of our company.
Simona Skerjanec has served on our board of directors since May 2024. Ms. Skerjanec holds nearly three decades of broad international experience in the pharmaceutical industry and has led multiple research and development efforts that have resulted in regulatory approvals and launches of commercial therapies in therapeutic areas including neurology and cardiology in the U.S. and other countries. Ms. Skerjanec was the Senior Vice President and Global Neuroscience Head at Roche in Switzerland and led the business and global strategy for Roche’s portfolio of neurological and rare diseases, including Ocrevus® for the treatment of multiple sclerosis and a novel monoclonal antibody for the treatment of Alzheimer’s disease. During her nine-year tenure at Roche, she also served as a General Manager of Roche in Portugal. Prior to joining Roche, Ms. Skerjanec was Senior Vice President and Cardiovascular franchise head at The Medicines Company where she held various roles of increasing responsibilities in development and commercialization. She also held positions at Eli Lilly, Pfizer and Johnson & Johnson. Ms. Skerjanec has served on the board of directors of Immunic Therapeutics since April 2024 and the board of directors of Perceiv AI, a private, AI-driven precision medicine company, since October 2024. Ms. Skerjanec holds a Master’s degree in Pharmacy from University of Ljubljana and an MBA from Farleigh Dickinson University in New Jersey. Ms. Skerjanec’s deep commercial and business experience in the biotechnology industry in the United States and internationally contributed to our board of directors’ conclusion that she should serve as a director of our company.
Tamar Thompson has served on our board of directors since January 2021. Since November 2019, Ms. Thompson has served as the Vice President, Global Corporate Affairs for Alexion Pharmaceuticals, Inc. and as the chair of the board of the Alexion Charitable Foundation. Prior to joining Alexion, Ms. Thompson served as head, federal executive branch strategy and state government affairs for Bristol-Myers Squibb Company from February 2015 to November 2019. She also served as a strategic policy advisor and consultant for premiere Washington, DC based firms, including ADVI, Kimbell and Associates and Avalere Health. Since May 2023, Ms. Thompson has served on the board of directors of Catalyst Pharmaceuticals, Inc., where she is also a member of the audit committee and the nominating and corporate governance committee. Ms. Thompson holds a M.S. in Health Sciences with a concentration in Public Health from Trident University. Ms. Thompson’s extensive health policy and government affairs experience contributed to our board of directors’ conclusion that she should serve as a director of our company.

Continuing Members of the Board:

Class I Directors (Terms to Expire at the 2027 Annual Meeting)
Carsten Boess has served on our board of directors since April 2020. Mr. Boess also serves on the boards of directors of Rocket Pharmaceuticals, Inc. and Achilles Therapeutics plc. Previously, Mr. Boess was the Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, Ltd. from August 2015 until February 2020. Before Kiniksa, Mr. Boess was the Chief Financial Officer at Alexion Pharmaceuticals from 2004 to 2005 and the Senior Vice President and Chief Financial Officer at Synageva BioPharma Corp. from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Previously, Mr. Boess served in multiple roles with increasing responsibility at Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance at Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess also held several financial executive roles at Novozymes of North America and Novo Nordisk in France, Switzerland and China. During his tenure at Novo Nordisk, he served on Novo Nordisk’s Global Finance Board. From August 2020 until January 2023, Mr. Boess served on the board of directors of Health Sciences Acquisitions Corporation 2. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. Mr. Boess’s business, financial and corporate governance experience in the biotechnology industry contributed to our board of directors’ conclusion that he should serve as a director of our company.
Sarah Boyce has served as our President and Chief Executive Officer and as a member of our board of directors since October 2019. Prior to joining Avidity, she served as President and a member of the board of directors of Akcea Therapeutics, Inc. from April 2018 through September 2019, where she led the commercialization of the company’s rare disease products. Ms. Boyce served as Chief Business Officer of Ionis Pharmaceuticals, Inc. from January 2015 to April 2018, and Vice President, Head of International Business Strategy and Operations at Forest Laboratories, Inc. from 2012 to 2014. She previously held various positions with Alexion Pharmaceuticals Inc., Novartis AG, Bayer AG and F. Hoffmann-La Roche AG. Ms. Boyce has served on the boards of directors of Abcuro, Inc., a privately-held biotechnology company, since July 2024, and of Contineum Therapeutics, Inc. since June 2024. Ms. Boyce also served on the boards of directors of OmniAb, Inc. from November 2022 to April 2025, of Berkeley Lights Inc. from July 2019 to May 2022 and of Ligand Pharmaceuticals Incorporated from October 2019 to November 2022. Ms. Boyce holds a B.S. in Microbiology from the University of Manchester, England. Ms. Boyce’s knowledge of our business, as well as her extensive development, commercial and executive management experience, contributed to our board of directors’ conclusion that she should serve as a director of our company.
Troy Wilson, Ph.D., J.D., is our co-founder and has served as a member of our board of directors since November 2012. He served as Executive Chairman from February 2019 to January 2021 and has served as our Chair since January 2021. Dr. Wilson served as our President and Chief Executive Officer from November 2012 to February 2019. He has been President and Chief Executive Officer and Chairman of the board of directors of Kura Oncology, Inc. since August 2014 and has served as a member of the board of directors of Puma Biotechnology, Inc. since October 2013. He has served as Executive Chairman of the board of directors of Abintus Bio, Inc. since October 2020. He has also served as Executive Chairman of the board of directors of Wellspring Biosciences, Inc., a privately-held biopharmaceutical company, since July 2012, and has served as the sole managing member of Wellspring Biosciences’ parent company, Araxes Pharma LLC, since May 2012. Previously, Dr. Wilson served as a director of Zosano Pharma Corporation from June 2014 to October 2019. He also served as President and Chief Executive Officer of Wellspring Biosciences and Araxes Pharma from July 2012 to March 2019, and as President and Chief Executive Officer and a member of the board of directors of Intellikine, Inc. Dr. Wilson holds a J.D. from New York University and a Ph.D. in Bioorganic Chemistry and a B.A. in Biophysics from the University of California, Berkeley. Dr. Wilson’s knowledge of our business and his senior executive and board-level experience at biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as Chair of our company.

Class III Directors (Terms to Expire at the 2026 Annual Meeting)
Noreen Henig, M.D., has served on our board of directors since August 2019. Dr. Henig is the CEO of a digital health company, Mobile Applications for Connected Health, and works as a consultant to several private biotechnology companies. Dr. Henig served as the Chief Medical Officer of Kezar Life Sciences, Inc. from May 2020 until October 2023. Dr. Henig has also served as a member of the board of directors of Lazard Growth Acquisition Corp. I from February 2021 until February 2023. Previously, from July 2018 to March 2020, Dr. Henig served as the Chief Medical Officer of Breath Therapeutics GmbH, which is now Zambon SpA following an acquisition in July 2019. Previously, Dr. Henig served as the Chief Development Officer of ProQR Therapeutics N.V. where she oversaw preclinical and clinical drug development from March 2014 to November 2017. Before joining ProQR, Dr. Henig was Senior Director, Global Respiratory, from 2011 to 2014, and Director, Respiratory Therapeutics, from 2008 to 2011, at Gilead Sciences, Inc. Dr. Henig’s specialties as a physician include pulmonary, critical care, allergy and immunology. Dr. Henig holds an M.D. with a distinction in immunology from the Albert Einstein College of Medicine of Yeshiva University and a B.A. from Yale University. She also completed training in internal medicine at the University of California, San Francisco and in pulmonary and critical care medicine at the University of Washington. Dr. Henig’s drug development and clinical trial experience contributed to our board of directors’ conclusion that she should serve as a director of our company.
Edward M. Kaye, M.D., has served on our board of directors since August 2019. Dr. Kaye served as the Chief Executive Officer of Stoke Therapeutics Inc. from October 2017 to March 2025, and has served on Stoke's board of directors since October 2017. Dr. Kaye joined Stoke from Sarepta Therapeutics, Inc. where he served as a member of the board of directors from September 2016 to August 2017, President and Chief Executive Officer from September 2016 to July 2017, Interim Chief Executive Officer from April 2015 to September 2016 and Chief Medical Officer from June 2011 to March 2017. From 2001 to 2011, Dr. Kaye served in various positions at Genzyme Corporation, including most recently as Group Vice President of Clinical Development. Previously, Dr. Kaye served as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia, Chief of Neurology at St. Christopher’s Hospital for Children and as a member of the research staff at Massachusetts General Hospital and Tufts University Medical Center. Dr. Kaye is also a member of the board of directors of Cytokinetics, Inc. and the Massachusetts Biotechnology Council, where he serves on the Equality, Diversity and Inclusion Committee. Dr. Kaye holds an M.D. from the Loyola University Stritch School of Medicine and a B.S. in Biology/Chemistry from Loyola University. Dr. Kaye’s extensive leadership and clinical experience in the medical and biotechnology fields contributed to our board of directors’ conclusion that he should serve as a director of our company.
Jean Kim has served on our board of directors since January 2021. Ms. Kim served as a Partner at Deerfield Management Company LP from August 2006 to July 2020 where she provided extensive research and analysis on individual companies operating in the healthcare industry, with a particular focus on rare and orphan diseases. In addition, Ms. Kim incubated and founded a new gene therapy portfolio company at Deerfield Management with a novel incubator company structure focused on rare orphan monogenic diseases. Prior to joining Deerfield, she was a healthcare investment professional for six years with Merrill Lynch Ventures and a Financial Analyst in Merrill Lynch’s investment banking department. Ms. Kim received her Bachelor of Arts in English Literature and a Bachelor of Science in Biology from Stanford University. She also holds an MBA from Harvard Business School and a Master of Science degree from the Massachusetts Institute of Technology through the Biomedical Enterprise Program and was a Fulbright Scholar. Ms. Kim served on the Board of Directors of Amplo Biotechnology, a gene therapy company, from July 2021 to December 2023. Ms. Kim’s years of experience investing in the biopharmaceutical industry contributed to our board of directors’ conclusion that she should serve as a director of our company.

Proposal 2 - Ratification of Appointment of Independent Public Accounting Firm
Our Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
The Audit Committee recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As a result of this process, on April 25, 2025, and as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2025 (the “Form 8-K”), the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2025, with such appointment to be effective immediately following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025 (“Q1 Form 10-Q”). In connection with the appointment of Deloitte, the Audit Committee approved the dismissal of BDO USA, P.C. (“BDO”) on April 25, 2025 as the Company’s independent registered public accounting firm, effective upon the filing of the Q1 Form 10-Q.
The audit reports of BDO on the consolidated financial statements of the Company as of and for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through April 25, 2025, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the matter in its report; and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) other than as described below.
As reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 10-K”), the Company reported material weakness in its internal control over financial reporting during such period. As disclosed in the 2023 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2023 due to management not having designed effective internal controls with respect to segregation of duties over certain information technology general controls (ITGCs) related to a module within the Company’s enterprise resource planning (ERP) system. These ITGCs were not operating effectively to (i) restrict access to certain data and the ability to make changes thereto, and (ii) monitor changes to such data. BDO’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, which was included in the 2023 10-K, contained an adverse opinion thereon.
The Audit Committee discussed the material weakness in the Company’s internal control over financial reporting with BDO, and the Company has authorized BDO to respond fully to inquiries of Deloitte concerning such material weakness. During fiscal year 2024, the Company remediated such material weakness, and BDO issued an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024.
The Company provided BDO with a copy of the disclosures in the Form 8-K and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the statements in Item 4.01 of the Form 8-K, which letter is attached as Exhibit 16.1 to the Form 8-K.
In addition, during the Company’s two most recent fiscal years and through April 25, 2025, neither the Company, nor anyone on the Company’s behalf, consulted Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Neither Deloitte nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Deloitte is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders. Representatives of BDO will not be present at the Annual Meeting.
In the event that the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the appointment of Deloitte is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte, we do not expect any broker non-votes in connection with this proposal.
The Board unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

Independent Registered Public Accountants' Fees
The following table summarizes the fees of BDO USA, P.C. billed and expected to be billed to us for the last two fiscal years. All fees were approved by the Audit Committee.

	Fiscal Years Ended December 31,
Fee Category	2024	2023
Audit Fees(1)	$901,011	$692,993
Audit-Related Fee	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$901,011	$692,993
____________________
(1)Audit fees consist of fees for the audit of our annual financial statements and internal controls over financial reporting, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements.

Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2024. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Report of the Audit Committee of the Board
The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and BDO USA, P.C., the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Audit Committee has also received from and discussed with BDO USA, P.C. various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit

Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and BDO USA, P.C.
BDO USA, P.C. also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with BDO USA, P.C. its independence from Avidity Biosciences, Inc. The Audit Committee also considered whether BDO USA, P.C.’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. After a competitive process, the Audit Committee and the Company’s board of directors have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025.
This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Audit Committee.
Respectfully submitted,
Audit Committee
Carsten Boess, Chair
Noreen Henig, M.D.
Jean Kim

Proposal 3 - Advisory Approval of the Compensation of the Named Executive Officers
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board.
Although the result of the vote is non-binding, our Human Capital Management Committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Human Capital Management Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that Avidity Biosciences, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Avidity Biosciences, Inc.’s Proxy Statement for the 2025 Annual Meeting.”
Vote Required
The affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Executive Officers
The following table identifies our executive officers as of April 14, 2025:

Name	Age	Position
Sarah Boyce	53	President, Chief Executive Officer and Director
Charles Calderaro III	61	Chief Technical Officer
W. Michael Flanagan, Ph.D.	63	Chief Scientific Officer
Kathleen Gallagher	44	Chief Program Officer
Steven Hughes, M.D.	58	Chief Medical Officer
Michael F. MacLean	59	Chief Financial Officer
Teresa McCarthy	61	Chief Human Resources Officer
John B. Moriarty, Jr, J.D.	57	Chief Legal Officer and Corporate Secretary
Eric Mosbrooker	58	Chief Commercial Officer

The following is biographical information for our executive officers other than Ms. Boyce, whose biographical information is included under “Continuing Members of the Board of Directors”.
Charles Calderaro III has served as our Chief Technical Officer since January 2025. Prior to joining the Company, Mr. Calderaro served as Chief Technical Officer of Shoreline Biosciences from October 2022 to December 2025. Previously, from December 2019 to September 2022, Mr. Calderaro served as Global Head of Technical Operations at Kite Pharma, a Gilead company, and from September 2016 to December 2019, he served as Senior Vice President, Global Manufacturing at BioMarin Pharmaceutical. From June 2002 until August 2016, Mr. Calderaro held roles of increasing responsibility at Genentech and through its acquisition by Roche in 2009. Prior to joining Genentech, Mr. Calderaro held leadership roles at Aventis Behring, L.L.C., Alcon Laboratories, and Ethicon, a Johnson & Johnson company. From 1986 to 1990, Mr. Calderaro served in the U.S. Navy as a commissioned officer. Mr. Calderaro received a B.A. from the University of Notre Dame, a Graduate Certificate in Nuclear Engineering from the U.S. Naval Nuclear Power School and an MBA from Texas Christian University.
W. Michael Flanagan, Ph.D. has served as our Chief Scientific Officer since February 2023 and previously served as our Chief Technical Officer from January 2021 to January 2025. Dr. Flanagan has extensive experience developing multiple therapeutic modalities, including RNA therapeutics, antibody drug conjugates, and bispecific antibodies. Prior to joining the Company in January 2021, Dr. Flanagan served as Senior Director and Project Team Leader, Oncology and Immunology for Genentech, Inc. from January 2012 to January 2021, where he advanced programs through late-stage research to end of Phase 2 development. Prior to Genentech, Dr. Flanagan served in roles of increasing responsibility in the biology groups at Sunesis Pharmaceuticals, Inc., Gilead Sciences, Inc. and Merck & Co. Inc., where he was Senior Director of RNA Sciences. Dr. Flanagan received a B.S. in Genetics from the University of California at Davis, a Ph.D. in Biological Sciences from the University of California at Irvine and was an American Cancer Society postdoctoral fellow at the Howard Hughes Medical Institute, Stanford University.
Kathleen Gallagher has served as our Chief Program Officer since January 2025. She joined the Company in April 2021 and has held roles of increasing responsibility, including Senior Vice President and Global Program Head, Myotonic Dystrophy Type 1 (DM1) and Senior Vice President, Corporate Communications and Investor Relations. Prior to joining the Company, she was Vice President, Investor Relations and Corporate Communications at Akcea Therapeutics from September 2017 through the completion of its acquisition by Ionis Pharmaceuticals in October 2020, where she was instrumental in the development and commercial launches of rare disease therapies Tegsedi® and Waylivra®. Previously, she held roles of increasing responsibility during her 13-year tenure at Merrimack Pharmaceuticals, where she provided leadership and direction through multiple financing rounds including an IPO and through the launch of the pancreatic cancer therapy ONIVYDE®. Ms. Gallagher earned her B.S. degree in English from Boston University.
Steven Hughes, M.D., has served as our Chief Medical Officer since February 2022. Dr. Hughes has over 20 years of experience building and leading clinical development and medical affairs teams. He has contributed to over 50 clinical trials for more than 25 drugs across all stages of drug development and in multiple therapeutic areas including cardiovascular, neurology and several rare diseases with successful license approvals for several rare disease drugs. Dr. Hughes’s previous positions include the Chief Medical Officer at Arcturus and Organovo, Chief Clinical Development Officer at Ionis Pharmaceuticals and clinical leadership positions at Biogen, CSL Behring and Sanofi. Dr. Hughes is board certified in pharmaceutical medicine and received his medical degree from Imperial College, London. He also has an MBA from Imperial College Business School.
Michael F. MacLean has served as our Chief Financial Officer since May 2020 and also served as our Chief Business Officer from April 2022 until December 2024. Prior to joining the Company, Mr. MacLean most recently served as Chief Financial Officer of Akcea Therapeutics, Inc. from September 2017 to March 2020. Prior to joining Akcea Therapeutics, from September 2015 to August 2017, Mr. MacLean was Chief Financial Officer and Executive Vice President of PureTech Health plc. Previously, Mr. MacLean was Chief Financial Officer of Iron Mountain Inc.’s North American business from July 2014 to June 2015 and was Senior Vice President, Worldwide Controller at Iron Mountain from October 2012 to June 2014. Prior to Iron Mountain, Mr. MacLean previously served as Senior Vice President of Finance and Chief Accounting Officer of Biogen Inc., where he led the company’s worldwide finance organization. Since June 2021, Mr. MacLean has also served on the board of directors of Verve Therapeutics. Mr. MacLean holds a B.S. in Accounting from Boston College.
Teresa McCarthy has served as our Chief Human Resources Officer since August 2020. Since 2002, Ms. McCarthy has advised life sciences companies as an organizational development and human resources consultant through her consulting firm, McCarthy Consultants Inc. Ms. McCarthy has also served as a lead consultant at The Leadership Edge from 2002 to 2020. Prior to consulting, Ms. McCarthy held the position of Director, Talent Development at Edwards Lifesciences from 1999 to 2001. Previously, Ms. McCarthy was Director, Employee Relations at Baxter Cardiovascular Group from 1996 to 1999 and served as Manager, Talent Development at IVAC Corporation from 1990 to 1995. Ms. McCarthy received a Bachelor of Arts in Communication from San Diego State and an M.A. in Organizational Communication from San Diego State University.
John B. Moriarty, Jr., J.D. has served as our Chief Legal Officer and Corporate Secretary since August 2024. Prior to joining the Company, Mr. Moriarty served as Executive Vice President, Chief Legal Officer and Corporate Secretary at Mirati Therapeutics from May 2023 through the completion of its acquisition by Bristol-Myers Squibb Co. in January 2024. From September 2020 to April 2023, Mr. Moriarty served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Olema Pharmaceuticals, Inc., and from March 2018 to July 2020, he served as Executive Vice President, General Counsel and Secretary of Portola Pharmaceuticals, Inc., which was acquired by Alexion Pharmaceuticals, Inc. in July 2020. From September 2014 to February 2018, Mr. Moriarty served as Executive Vice President and General Counsel of Alexion, and from December 2012 to September 2014, he served as Senior Vice President and General Counsel of Alexion. Prior to joining Alexion, from December 2008 to December 2012, he served at Elan Corporation plc, an Irish public limited company traded on the New York and Irish Stock Exchanges, including as General Counsel and Senior Vice President from March 2010 to December 2012. From 2002 to 2008, Mr. Moriarty held various positions with Amgen Inc., including Executive Director and Associate General Counsel, Global Commercial Operations and Senior Counsel, Complex Litigation, Products Liability and Government Investigations. From 1999 through 2002 Mr. Moriarty was in private practice with a national law firm. From 1994 to 1999, Mr. Moriarty served in various capacities in private practice focused on healthcare and as a healthcare fraud prosecutor in the U.S. Attorney’s Office and the Virginia Attorney General’s Office. Mr. Moriarty received a B.A. from the University of Virginia and a J.D. cum laude from the University of Georgia School of Law.
Eric Mosbrooker has served as our Chief Commercial Officer since January 2025, after serving as our Chief Strategy Officer since January 2024 and as a member of the Company's Board of Directors from August 2021 to December 2024. Mr. Mosbrooker has more than 20 years of experience in global operations, with demonstrated leadership and experience in commercial operations, market access, product launches, and program leadership. He has expertise in multiple rare diseases, encompassing neuromuscular, metabolic, oncology and additional orphan conditions. He has worked in all treatment modalities including one-time gene therapy. Prior to joining Avidity, Mr. Mosbrooker served as Chief Operations Officer for Cognoa from January 2021 to February 2023, leading the commercial, program management, product, and business operations functions. Before Cognoa, he was Chief Commercial Officer at Audentes Therapeutics from January 2019 to January 2021, overseeing the gene therapy business unit, and Senior Vice President of the Global Orphan Business Unit at Horizon Pharmaceuticals from November 2016 to April 2018. He holds a B.S. in Industrial Engineering from the University of Wisconsin – Madison.

CORPORATE GOVERNANCE

General
The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Human Capital Management Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.aviditybiosciences.com, or by writing to our Secretary at our offices at 10578 Science Center Drive, Suite 125, San Diego, CA 92121. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Board Independence
The Board currently consists of nine members. The Board has determined that all of our directors, other than Ms. Boyce and Dr. Levin, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market, LLC (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Qualifications and Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board will consider personal and professional integrity, ethics and values along with other factors the committee may deem to be relevant, such as:
•experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•experience as a board member or executive officer of another publicly-held company;
•strong finance experience;
•expertise and experience in substantive matters pertaining to our business relative to other Board members;
•diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•experience relevant to our business industry; and
•relevant academic expertise or other proficiency in an area of our business operations.
Currently, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its range of experience in these various areas.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board meet the definition of “independent director” under Nasdaq qualification standards. The Nominating and Corporate Governance Committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our Board. The Board currently includes five female members and four male members.

Identification and Evaluation of Nominees for Directors
The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.
If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election or if the Board decides to expand the size of the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating and Corporate Governance Committee generally polls our Board and members of management for their recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the Nominating and Corporate Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to our Board.
The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board, management or other parties are evaluated.
Under our Bylaws, a stockholder wishing to suggest a candidate for director should write to our Secretary and provide such information about the stockholder and the proposed candidate as is set forth in our Bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2026 annual meeting, the recommendation should be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “2026 Stockholders' Proposals.”

Communication from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Avidity Biosciences, Inc., 10578 Science Center Drive, Suite 125, San Diego, California 92121.

Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. Eight of our nine directors then serving on our Board attended the 2024 annual meeting of stockholders.

Board Leadership Structure - Separate Chair
The Board is currently led by its Chair, Troy Wilson, Ph.D., J.D. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the appropriate oversight of management as we continue to grow. We currently separate the roles of Chief Executive Officer and Chair of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while the Chair of the Board provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing our Company.
The Board has concluded that our current leadership structure is appropriate at this time. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process
The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Human Capital Management Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Board Evaluation
Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee a periodic assessment by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation.

Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of this code in the “Corporate Governance” section of the “Investors” page of our website located at www.aviditybiosciences.com.
In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of this code.

Insider Trading Policy and Prohibited Transactions
We have adopted an Insider Trading Compliance Policy and Procedures ("Insider Trading Policy") governing the purchase, sale and other disposition of our securities by our directors, officers, employees and other covered persons, which is designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing rules, as applicable. A copy of our Insider Trading Policy is filed as an exhibit to our most recently filed Annual Report on Form 10-K. It is our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities.
Our Insider Trading Policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities; transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market; engaging in hedging transactions; purchasing our securities on margin or pledging our securities as collateral for a loan.

Attendance by Members of the Board of Directors at Meetings
There were four meetings of the Board during the fiscal year ended December 31, 2024. Each director attended at least 75% of the aggregate of all meetings of the Board and meetings of the committees on which such director served during the period in which he or she served as a director.

COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established three standing committees—Audit, Human Capital Management and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. In addition, all members of the Audit Committee meet the independence requirements for Audit Committee members under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).
The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name of Director	Audit	Human Capital Management	Nominating and Corporate Governance
Carsten Boess	C†
Noreen Henig, M.D.	X		C
Edward M. Kaye, M.D.		C	X
Jean Kim	X
Tamar Thompson		X	X
Troy Wilson, Ph.D., J.D.		X
C    Committee Chair
†    Financial Expert

Audit Committee
The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:
•appointing our independent registered public accounting firm;
•evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing on a periodic basis, or as appropriate, any investment policy and recommending to the Board any changes to such investment policy;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics;
•providing oversight of cybersecurity and other information technology risks, overseeing management's implementation of our cybersecurity risk management program, and reviewing with management periodic reports regarding our cybersecurity risk; and
•reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.
The members of our Audit Committee are Mr. Boess, Dr. Henig and Ms. Kim. Mr. Boess serves as the Chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Mr. Boess is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The Board has determined that each of Mr. Boess, Dr. Henig and Ms. Kim are independent under the applicable rules of the SEC and Nasdaq. All members of our Audit Committee are independent under Nasdaq rules and Rule 10A-3. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the Audit Committee will evaluate and review at least annually. The Audit Committee met four times during 2024. Both our external auditor and internal financial personnel meet privately with the Audit Committee and have unrestricted access to this committee.

Human Capital Management Committee
The Human Capital Management Committee reviews, approves and recommends to the Board policies relating to compensation and benefits of our officers, employees and directors. The Human Capital Management Committee reviews corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Human Capital Management Committee also reviews and approves or makes recommendations to the Board regarding the issuance of stock options and other awards under our equity plan. In addition, the Human Capital Management Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Human Capital Management Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Human Capital Management Committee will review and evaluate, at least annually, its charter, as well as review and evaluate, at least annually, the performance of the Human Capital Management Committee and its members, including compliance by the committee with its charter.
The members of our Human Capital Management Committee are Dr. Kaye, Ms. Thompson and Dr. Wilson. Dr. Kaye serves as the Chair of the committee. Our Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Human Capital Management Committee met four times during 2024.
Compensation Committee Interlocks and Insider Participation
None of the members of our Human Capital Management Committee is currently, or has at any time been, one of our officers or employees, with the exception of Dr. Wilson, who served as our President and Chief Executive Officer until his resignation in February 2019. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of our Board or Human Capital Management Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for assisting the Board in discharging the Board’s responsibilities regarding the identification of qualified candidates to become Board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on the Board and any committees thereof. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to the Board concerning governance matters and oversight of the evaluation of the Board. The members of our Nominating and Corporate Governance Committee are Dr. Henig, Dr. Kaye and Ms. Thompson. Dr. Henig serves as the Chair of the committee. The Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, which the Nominating and Corporate Governance Committee will review and evaluate at least annually. The Nominating and Corporate Governance Committee met three times during 2024.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below, whom we refer to as our “named executive officers” or "NEOs." For 2024, our named executive officers and their positions were as follows:
•Sarah Boyce, President and Chief Executive Officer
•Michael F. MacLean, Chief Financial Officer
•W. Michael Flanagan, Ph.D., Chief Scientific Officer
•Teresa McCarthy, Chief Human Resources Officer
•John B. Moriarty, Jr, J.D., Chief Legal Officer and Corporate Secretary
This compensation discussion and analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Human Capital Management Committee and our Board arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2024.

Overview of 2024 Executive Compensation Decisions
In general, our named executive officers’ total compensation is tied directly to corporate and individual performance. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:
•The performance measures in our short-term cash incentive program are linked to key corporate objectives;
•Our named executive officers' annual bonus opportunities are dependent entirely on corporate achievement of performance goals and individual achievement; and
•Our long-term equity incentives are provided in the form of stock options and restricted stock units, or RSUs, each of which vest over multi-year periods, and, when appropriate, performance stock units, or PSUs.
In determining the named executive officers' total compensation for 2024, the Human Capital Management Committee considered conditions affecting the biotechnology industry in light of corporate progress. The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the Human Capital Management Committee during 2024 are set forth below.

Market-Based Base Salary Increases for NEOs
•Our named executive officers received base salary increases for 2024 consistent with our pay positioning philosophy of targeting target total cash compensation above the market median, placing their salary levels between the approximate 50th and 75th percentiles of similarly-situated executives at comparable companies based on our peer group.

Annual Cash Incentives Paid Based on Performance
•Based on our achievement relative to our corporate performance goals during 2024, our named executive officers’ annual incentives tied to corporate performance were paid out at 150% of target.
•Our named executive officers' annual incentives tied to corporate performance are subject to further adjustment based on individual performance, as determined by our Human Capital Management Committee on a case-by-case basis, with the resulting individual performance multiplier, if any, applied to determine the final annual incentive payout.

Long-Term Incentive Compensation Vesting Over Multi-Year Periods or Based on Key Performance Objectives
•Our named executive officers receive annual awards of stock options and RSUs, each of which vest over four year periods.
•Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
•RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price.
•Each named executive officer also received a special equity award consisting of a number of PSUs intended to approximate their annual target equity award value (if such awards were granted solely in the form of full value awards). The PSUs vest in three equal tranches based on achievement of three key goals related to our del-desiran, del-brax and del-zota candidates, each of which must be achieved prior to December 31, 2029.

Our Executive Compensation Practices
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

WHAT WE DO

✓ Pay for Performance. We design our executive compensation program to align pay with company performance.

✓ Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives, to align the interests of our executive officers and stockholders.

✓ Independent Compensation Committee. The Human Capital Management Committee is comprised solely of independent directors.

✓ Independent Compensation Advisor Reports Directly to the Human Capital Management Committee. The Human Capital Management Committee engages its own compensation consultant to assist with making compensation decisions.

✓ Annual Market Review of Executive Compensation. The Human Capital Management Committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

✓ Multi-Year or Performance Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods or based on performance goals tied to key corporate objectives, consistent with current market practice and our retention objectives.

✓ Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes goals that are quantifiable with objective criteria, multiple performance measures and caps on short-term incentive compensation.

✓ “Double Trigger” Change in Control Cash Severance Benefits. The employment agreements with our named executive officers do not include any “single trigger” change in control cash severance benefits.

✓ Competitive Peer Group. Our Human Capital Management Committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, revenue, headcount, commercialization stage, and geographic region, while also taking into account a number of qualitative criteria.

✓ Clawback Policy. We maintain a clawback policy as required by SEC and Nasdaq rules to recover erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.

WHAT WE DON’T DO

X  No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other employees. Executives do not have access to special benefits programs.

X No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

X  No Hedging Transactions by Employees or Directors. Our Insider Trading Compliance Policy and Procedures prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

Compensation Philosophy and Objectives
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual executive performance and total executive compensation.
•To align the interests of our executive officers with those of our stockholders.
Compensation Determination Process
Role of the Human Capital Management Committee
The Human Capital Management Committee of our Board develops, reviews and approves each of the elements of our executive compensation program. The Human Capital Management Committee also regularly assesses the effectiveness and competitiveness of our compensation programs.
In the first quarter of each year, the Human Capital Management Committee reviews the performance of each of our named executive officers during the previous year. At this time the Human Capital Management Committee also reviews our performance relative to the corporate performance goals set by the Board for the year under review and makes the final bonus payment determinations based on our overall corporate performance and the Human Capital Management Committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the Human Capital Management Committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees. The Chief Executive Officer also prepares a draft of the corporate performance goals for the current year for the Board to review and approve.
Role of Our Executive Officers
Our Chief Executive Officer, with the assistance and support of our Chief Human Resources Officer, our Chief Legal Officer and our human resources department, aids the Human Capital Management Committee by providing annual recommendations regarding the compensation of our named executive officers. The Human Capital Management Committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The Human Capital Management Committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation.
Our Chief Executive Officer generally attends all of the Human Capital Management Committee meetings, but the Human Capital Management Committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding the compensation of our Chief Executive Officer are made without her present.

Role of Compensation Consultant and Comparable Company Information
The Human Capital Management Committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
In 2024, the Human Capital Management Committee retained Alpine Rewards, LLC ("Alpine"), an independent third-party compensation consulting firm, for guidance in making compensation decisions and determining 2024 executive and director compensation. Specifically, the Human Capital Management Committee requested Alpine to advise it on a variety of compensation-related issues, including:

•conducting an analysis of current practices of comparable public companies to assist the Human Capital Management Committee in developing director and executive compensation levels;
•reviewing our peer group to determine whether additional or different peer companies or groups are necessary to provide appropriate information on market practices and compensation levels; and
•providing general information concerning director and executive compensation trends and developments.
Alpine did not provide any other services to us in 2024 beyond its engagement as an advisor to the Human Capital Management Committee on director, executive and non-executive compensation matters. The Human Capital Management Committee assessed the independence of Alpine pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Alpine from serving as an independent consultant to the Human Capital Management Committee currently or during 2024.
Competitive Positioning
The Human Capital Management Committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2024, Alpine assisted the Human Capital Management Committee in identifying an appropriate peer group of companies for use as a reference when determining 2024 director and executive compensation. The peer group identified below was selected in September 2023 for purposes of setting 2024 compensation and the selection criteria identified below were measured at such date.
The identified peer group consisted of 20 life sciences companies in similar phases of development as our company. This peer group was selected based on the following parameters and not on the basis of the compensation levels of executives at the companies within this group:

MARKET CAPITALIZATION
•Generally between $300 million to $3.0 billion as of July 2023, representing a range of 0.3x to 3.0x our market capitalization at the time the peer group was established (approximately $800 million).
•Our market capitalization was positioned near the 67th percentile of the peers at the time the peer group was selected in September 2023.

SECTOR AND STAGE
• Newly public (within the last five years) U.S. biopharma organizations.
•Emphasis on companies with a similar therapeutic focus to ours, where possible.
•Emphasis on Phase 1 to 2 companies to reflect our Phase 1/2 stage of development for our lead product candidate at the time the peer group was selected.

HEADCOUNT	• Companies with generally fewer than 400 employees based on our headcount of 211 employees in September 2023.
GEOGRAPHIC LOCATION	•Focused on West Coast or other biotech “hub” locations that reflect our talent market.

For 2024, this peer group consisted of the following companies:

Arcturus Therapeutics Holdings	Kymera Therapeutics
Beam Therapeutics	Morphic Holding
Crinetics Pharmaceuticals	Pliant Therapeutics
Dyne Therapeutics	RAPT Therapeutics
Editas Medicine	Rocket Pharmaceuticals
Erasca	Stoke Therapeutics
IGM Biosciences	Vaxcyte
Inhibrx Inc	Ventyx Biosciences
Janux Therapeutics	Verve Therapeutics
Kura Oncology	Zentalis Pharmaceuticals
Our Human Capital Management Committee reviewed the foregoing comparable company data in connection with its determinations of the 2024 base salaries, total target cash and company-issued equity ownership for our named executive officers. The Human Capital Management Committee attempts to set total direct compensation opportunities for the named executive officers generally between the 50th and 75th percentiles, with a greater emphasis on performance-based and equity-based compensation. The Human Capital Management Committee does not, however, rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the Human Capital Management Committee members rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.
We expect that the Human Capital Management Committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.
The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the Human Capital Management Committee’s and the Board's assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between our Chief Executive Officer and our other named executive officers.
Results of 2024 Say on Pay Vote
At the 2024 annual meeting of stockholders, our stockholders voted, on an advisory basis, to approve our executive compensation, and approximately 98.5% of votes cast on the proposal were voted in favor of the say on pay proposal. The Human Capital Management Committee took the results of the advisory vote into consideration in making its executive compensation decisions for 2025, but its awareness of the advisory vote did not affect the committee’s decisions. The say on pay vote is advisory and, therefore, not binding on the Board or on the Company; however, because our stockholders will vote again, on an advisory basis, at the Annual Meeting on whether to approve our executive compensation, the Human Capital Management Committee intends to consider the results of the 2025 say on pay vote in future compensation decisions.

Executive Compensation Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salaries
In general, base salaries for our named executive officers are initially established through a market assessment of total compensation, taking into account such executive’s qualifications, experience and compensation expectations. Base salaries of our named executive officers are approved and reviewed annually by our Human Capital Management Committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance goals.

In January 2024, the Human Capital Management Committee reviewed the base salaries of our named executive officers. The Human Capital Management Committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the base salaries of our named executive officers would be as follows, which increases were effective January 1, 2024:

Named Executive Officer	2024 Base Salary	Percentage Increase from 2023
Sarah Boyce	$659,900	4.0%
Michael F. MacLean	$490,800	4.0%
W. Michael Flanagan, Ph.D.	$500,300	6.3%
Teresa McCarthy	$456,900	4.0%
John B. Moriarty, Jr, J.D.(1)	$500,000	N/A
____________________
(1)Mr. Moriarty joined the Company in August 2024 and earned the portion of his base salary representing the amount of time during 2024 he was employed by the Company, which amount is reported in the "2024 Summary Compensation Table" below.
The foregoing increases placed our named executive officers’ salaries generally between the 50th and 75th percentile of similarly situated executives. The actual base salaries paid to all of our named executive officers for 2024 are set forth in the “2024 Summary Compensation Table” below.
Performance Bonuses
Overview of Performance Bonuses
Each named executive officer is also eligible for a performance bonus based upon the achievement of pre-determined corporate performance goals approved by our Human Capital Management Committee. Bonus targets are established based on percentages of the executives’ respective base salaries for the relevant bonus year. The target levels for executive bonuses in 2024 were as follows: 55% of base salary for Ms. Boyce and 40% of base salary for each of Mr. MacLean, Dr. Flanagan, Ms. McCarthy and Mr. Moriarty. The target bonus levels of our named executive officers as a percentage of base salary remained unchanged from 2023. The actual bonuses awarded in any year, if at all, may be more or less than the target, depending on the achievement of corporate objectives.
The Human Capital Management Committee and the Board each year approves the corporate goals and milestones for the upcoming year, after considering recommendations from management and the company’s strategic objectives. For 2024, each named executive officer was eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our Board in December 2023. These performance goals and objectives were used as a guide by our Human Capital Management Committee in determining overall corporate performance for these executives as they represented those areas in which they were expected to focus their efforts during the year.
All final bonus payments to our named executive officers are determined by our Human Capital Management Committee.

2024 Corporate Performance Goals
The corporate goals for 2024 fell into the following categories: (i) advancing our clinical programs for del-desiran, del-brax and del-zota, including launch strategies (weighted at 60%), (ii) progressing our precision cardiology pipeline and innovating on next generation technology (weighted at 20%) and (iii) enhancing our culture and organizational capabilities while ensuring we maintain adequate capital to progress our business model (weighted at 20%).
The 2024 performance goals were set at levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were established and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The Human Capital Management Committee also specified a “stretch” weighting for certain clinical goals, corresponding to additional credit that could be achieved for those goals in the event of over performance in that area, generally representing up to an additional 50% in the aggregate of the target level for the corporate goals.

To determine the actual attainment of the corporate goals established for 2024, the Human Capital Management Committee employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded as well as the relative difficulty of achieving the goals that were met and that were only partially met. In late 2024, in light of our strong performance against the objectives set by the Human Capital Management Committee, the Human Capital Management Committee determined our corporate performance percentage to be 150% of the target performance level for 2024. In coming to this determination, the Human Capital Management Committee noted that, with respect to del-desiran, the Company advanced the global launch strategy for this investigational therapy by achieving regulatory alignment with the FDA and EMA on the design of the global Phase 3 HARBORTM trial, initiated and began enrollment of the Phase 3 HARBOR trial, obtained the removal of the partial clinical hold related to del-desiran, developed and began executing on a roadmap to commercialization of del-desiran and launched a global education and awareness campaign on myotonic dystrophy type 1 and myotonia.
Regarding del-brax, the Company generated a data package to inform the design of the pivotal strategy for del brax, it developed and began executing on a roadmap to commercialization of del-brax and defined a scientific medicinal education strategy for del-brax. Regarding del-zota, the Company generated a data package for alignment with the FDA on a possible path for accelerated approval, developed and began executing on a roadmap for commercialization of del-zota and finalized its DMD franchise strategy based on the foregoing data package of del-zota.
The Company also achieved goals of meeting certain pre-clinical milestones in its wholly-owned precision cardiology program and advancing on its innovative next generation AOC technology, in addition to certain cultural goals within the Company and ensuring adequate capital.
This 150% achievement level was applied to each named executive officer’s target bonus level.
The annual bonuses paid to our named executive officers for 2024 are set forth in the Summary Compensation Table below.
Equity-Based Incentive Awards
The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and all employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us, the size of prior grants as well as comparable company information, as described below. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.
We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Our Human Capital Management Committee typically approves annual equity awards during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the Human Capital Management Committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Human Capital Management Committee.
Equity Vehicles
Annual equity awards are granted under our 2020 Incentive Award Plan ("2020 Plan"), using a mix of different equity instruments to further its goal of attracting and retaining top performers and to balance the relative advantages of different instruments. During 2024, we granted our named executive officers stock options, RSUs and PSUs. Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.
The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our Board from time to time. Option awards granted at the time of commencement of employment generally vest as to 25% of the award on the first anniversary of the vesting commencement date, with the remainder vesting in equal monthly installments over a three-year period thereafter. Option awards granted as part of our ongoing, annual award program generally vest in equal monthly installments over a four-year period. From time to time, our Human Capital Management Committee may, however, determine that a different vesting schedule is appropriate.
We also grant RSUs to our named executive officers. Like option awards, RSUs are an important vehicle for tying executive pay to performance, since the award value upon vesting is tied directly to the value of our common stock. RSUs also complement stock option awards in the total mix of long term incentive awards because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options. RSUs serve as an important retention tool since they vest in four equal annual installments. From time to time, our Human Capital Management Committee may, however, determine that a different vesting schedule is appropriate.
In 2024, we again granted PSUs to our named executive officers to further align our executives’ compensation opportunities with company objectives intended to drive long-term stockholder value, as described below. Like RSUs, the award value upon vesting is tied directly to the value of our common stock. PSUs provide a performance-based component to our named executive officers’ long-term incentive opportunities to complement the service-based vesting requirements applicable to the options and RSUs we also grant.
2024 Annual Equity Awards
Generally, the Human Capital Management Committee determines the value of each executive officer’s annual equity grant using competitive market analysis prepared by Alpine with market data for each role, the recommendations of our Chief Executive Officer based on her evaluation of individual performance (except with respect to her own performance), the extent to which the executive officer is currently vested in his or her stock awards, the scope and criticality of the executive’s role and parity in targets among executives in roles of a given level.
In January 2024, the Human Capital Management Committee approved the ordinary course annual equity awards for our named executive officers with approximately 80% of the total value of the awards allocated in the form of options and 20% in the form of RSUs. The equity awards granted to our named executive officers in the first quarter of each year are generally intended to align with the 75th percentile of our peers. The equity awards granted to our named executive officers for 2024 are set forth in the “Grants of Plan-Based Awards" table below, each of which vests over four years in accordance with the standard vesting schedules described above.
2024 Special PSU Awards
In October 2024, the Human Capital Management Committee approved special awards of PSUs to our current named executive officers. These special equity awards were intended by the Human Capital Management Committee to serve as special retention and incentive awards, designed to align shareholder and executive interests with three potential commercial drug launches over the next three years, reinforce and meaningfully reward the executive team's focus on achieving key strategic objectives, and to incentivize our executives to exceed performance benchmarks and reinforce our culture of high performance and accountability by tying the vesting of such PSUs to challenging goals within a relatively short performance timeline. The Human Capital Management Committee made this determination after consideration of the recommendations of Alpine regarding the role of such awards in retaining the named executive officers, including a review of the equity holdings of the named executive officers and the fact that the performance objectives under the PSUs granted in 2023 had been achieved.
Each named executive officer received a number of PSUs intended to approximate their annual target equity award value (if such awards were granted solely in the form of full value awards). The PSUs vest in three equal tranches based on key goals related to our del-desiran, del-brax and del-zota candidates, each of which must be achieved prior to December 31, 2029. In the event of a named executive officer's termination of employment, any unearned PSUs will be forfeited. The PSUs are eligible to vest in full upon a change in control.
Vesting of 2023 PSUs
In September 2023, our named executive officers serving at the time were granted PSUs that were eligible to vest in four equal tranches based on achievement of two key clinical development goals related to our del-desiran and del-zota product candidates. To the extent a clinical development goal was achieved, 25% of the PSUs were eligible to vest upon such achievement and an additional 25% of the PSUs were eligible to vest six months following such achievement, subject to continued service.

On June 17, 2024, we initiated the Phase 3 HARBOR trial for del-desiran, and on September 11, 2024, we completed a clinical milestone related to del-brax, resulting in all of the PSUs being eligible to vest, subject to the service-based requirement described above. As a result, all of the PSUs granted in 2023 were vested as of March 11, 2025.
2024 New Hire Equity Awards to Mr. Moriarty
In connection with his commencement of employment, Mr. Moriarty was granted stock options and RSUs, as reflected in the “Grants of Plan-Based Awards Table” below.
Health, Welfare, and Retirement Benefits
Health and Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on generally the same basis as all of our other employees. We do, however, pay the premiums for term life insurance for all of our employees, including our named executive officers.
Retirement Savings
We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $23,500 for calendar year 2025. Participants that are 50 years or older can also make “catch-up” contributions which, in calendar year 2025, was up to an additional $7,500 above the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee. We also match employee contributions under the 401(k) plan in the amount of 100% of employee contributions up to 4% of their eligible compensation.
Other Benefits
Our Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. We generally do not provide significant perquisites or personal benefits to our named executive officers.
Post-Termination and Change in Control Benefits
Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment agreements with each of our named executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits upon a qualifying termination in connection with a change in control of our company. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” below.

Prohibition on Certain Transactions in Avidity Securities
Our Insider Trading Compliance Policy and Procedures prohibits our named executive officers, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging transactions, purchasing our securities on margin or pledging our securities as collateral for a loan.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Human Capital Management Committee and our Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Human Capital Management Committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.

Risk Assessment of Compensation Program
In March 2025, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Human Capital Management Committee.
Policy for Recovery of Erroneously Awarded Compensation
In September 2023, the Human Capital Management Committee adopted a new Policy for Recovery of Erroneously Awarded Compensation, or the Clawback Policy, that is intended to satisfy new applicable SEC and Nasdaq rules, and can be accessed in the 2024 Annual Report. The Clawback Policy applies to all incentive-based compensation received by our current and former executive officers on or after October 2, 2023. As set forth in the Clawback Policy, if such compensation is later determined to have been erroneously awarded in the event of an accounting restatement of our financial statements, the Human Capital Management Committee is required to administer the recovery of the applicable compensation. Persons covered under the Clawback Policy are not entitled to indemnification in connection with enforcement of the Clawback Policy. Each of our named executive officers has executed an acknowledgment agreement conditioning receipt of compensation on adherence to the Clawback Policy.
Equity Award Timing Policies and Practices
Equity awards to employees are typically granted in connection with the Company’s annual award process in the first quarter of each year, as well as to new hires in connection with their commencement of employment. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Human Capital Management Committee before granting an equity award, it will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. For all stock option awards, the exercise price is the closing price of our common stock on the Nasdaq Stock Market on the date of the grant (or if the grant date is not a trading day, then on the immediately preceding trading day). During 2024, we did not grant stock options, stock appreciation rights, or similar option‐like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 10-K, 10-Q, or Form 8-K that discloses material nonpublic information.

Compensation Committee Report
The Human Capital Management Committee of our board of directors, which performs functions equivalent to a compensation committee, has submitted the following report for inclusion in this proxy statement:
The Human Capital Management Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Human Capital Management Committee has recommended to the board of directors that the Compensation Discussion and

Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2024, filed by us with the SEC.
This report of the Human Capital Management Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Human Capital Management Committee.
Respectfully submitted,
The Human Capital Management Committee of the Board of Directors
Edward M. Kaye, M.D. (Chair)
Tamar Thompson
Troy Wilson, Ph.D., J.D.

COMPENSATION TABLES

2024 Summary Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for services rendered for the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Sarah Boyce	2024	659,900		—	10,748,480	2,157,090	594,000	17,010	14,176,480
President and Chief Executive Officer	2023	634,500		—	2,766,000	7,374,840	349,000	15,379	11,139,719
	2022	601,400		—	—	4,319,275	430,100	15,336	5,366,111
Michael F. MacLean	2024	490,800		—	3,340,440	762,172	331,300	17,010	4,941,722
Chief Financial Officer	2023	471,900		—	1,072,695	2,728,691	188,760	14,082	4,476,128
	2022	451,500		—	—	1,333,894	234,800	15,336	2,035,530
W. Michael Flanagan, Ph.D.	2024	500,300		—	3,315,040	632,746	337,800	17,010	4,802,896
Chief Scientific Officer	2023	470,600		—	1,555,800	2,654,942	188,240	16,379	4,885,961
	2022	422,000		—	—	1,387,250	241,400	15,336	2,065,986
Teresa McCarthy	2024	456,900		—	3,279,480	560,843	308,500	17,010	4,622,733
Chief Human Resources Officer	2023	439,300		—	1,106,400	1,991,207	175,720	13,766	3,726,393
	2022	420,300		—	—	1,600,673	229,500	15,336	2,265,809
John B. Moriarty, Jr, J.D.	2024	208,333	(4)	—	4,226,090	5,081,184	168,800	14,789	9,699,196
Chief Legal Officer and Corporate Secretary
____________________
(1)Represents the grant date fair value of RSU, PSU and option awards granted in the applicable fiscal year. In accordance with SEC rules, these columns reflect the aggregate fair value of the awards granted to our NEOs computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Notes 2 and 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the common stock underlying such awards. The PSU awards granted in 2024 are valued at target, which also represents the maximum performance level under such 2024 PSUs. If the PSU awards granted during 2023 were valued at maximum, the amounts shown in this column for 2023 for such PSU awards would be: Ms. Boyce, $1,642,500; Mr. MacLean, $657,000; Dr. Flanagan, $657,000; and Ms. McCarthy, $657,000.
(2)Represents annual bonuses for the applicable year under our annual bonus plan, as described above.
(3)For 2024, this includes (i) life insurance premiums of $1,410 for each NEO, other than John B. Moriarty who had premiums of $596, (ii) a 401(k) matching contribution of $13,800 for each NEO, other than John B. Moriarty who had matching contributions of $13,443 and (iii) a work from home stipend in the amount of $1,800 for each NEO, other than John B. Moriarty who had a work from home stipend in the amount of $750.
(4)John B. Moriarty began his employment with the Company on August 1, 2024. The salary presented for the 2024 period is representative of his earned salary for the year ended December 31, 2024, equivalent to 5 months of his annual salary of $500,000.

2024 Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stocks (#)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value For Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Sarah Boyce	—	—	455,340	683,010	—	—		—	—		—	—	—
	1/20/2024	—	—	—	—	—		—	—		300,000	10.16	2,157,090
	1/20/2024	—	—	—	—	—		—	62,500	(3)	—	—	635,000
	10/30/2024	—	—	—	—	234,000	(2)	—	—		—	—	10,113,480
Michael F. MacLean	—	—	238,545	357,818	—	—		—	—		—	—	—
	1/20/2024	—	—	—	—	—		—	—		106,000	10.16	762,172
	1/20/2024	—	—	—	—	—		—	22,500	(3)	—	—	228,600
	10/30/2024	—	—	—	—	72,000	(2)	—	—		—	—	3,111,840
W. Michael Flanagan, Ph.D.	—	—	247,680	371,520	—	—		—	—		—	—	—
	1/20/2024	—	—	—	—	—		—	—		88,000	10.16	632,746
	1/20/2024	—	—	—	—	—		—	20,000	(3)	—	—	203,200
	10/30/2024	—	—	—	—	72,000	(2)	—	—		—	—	3,111,840
Teresa McCarthy	—	—	215,910	323,865	—	—		—	—		—	—	—
	1/20/2024	—	—	—	—	—		—	—		78,000	10.16	560,843
	1/20/2024	—	—	—	—	—		—	16,500	(3)	—	—	167,640
	10/30/2024	—	—	—	—	72,000	(2)	—	—		—	—	3,111,840
John B. Moriarty, Jr, J.D.	—	—	236,250	354,375	—	—		—	—		—	—	—
	8/1/2024	—	—	—	—	—		—	—		160,000	44.57	5,081,184
	8/1/2024	—	—	—	—	—		—	25,000	(3)	—	—	1,114,250
	10/30/2024	—	—	—	—	72,000	(2)	—	—		—	—	3,111,840
____________________
(1)Represents the target annual bonus payouts pursuant to our annual bonus program, as described above.
(2)Represents PSUs granted to the NEOs that vest in three equal tranches based on achievement of three key goals related to our del-desiran, del-brax, and del-zota product candidates, each of which must be achieved prior to December 31, 2029. The PSUs are eligible to vest in full upon a change in control.
(3)Represents RSUs that vest in equal annual installments on each of the first four anniversaries of the grant date, subject to the individual’s continued service through each vesting date. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” below. The RSUs that were granted on January 20, 2024 were approved by our Human Capital Management Committee on January 16, 2024. RSUs that were granted on August 1, 2024 to John B. Moriarty were approved by our Human Capital Management Committee on July 31, 2024.
(4)Represents stock options that vest and become exercisable in equal monthly installments over the four-year period following the grant date until fully vested at the fourth anniversary of the vesting commencement date, subject to the individual’s continued service through each vesting date. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” below. The stock options that were granted on January 20, 2024 were approved by our Human Capital Management Committee on January 16, 2024. The stock options that were granted on August 1, 2024 to John B. Moriarty were approved by our Human Capital Management Committee on July 31, 2024.
(5)Represents the grant date fair value of the stock and option awards granted in 2024. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the NEOs computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Notes 2 and 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. This amount does not reflect the actual economic value that will be realized by the NEOs upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.

Employment Agreements with Our Named Executive Officers
In August 2024, our Human Capital Management Committee approved and adopted amended and restated employment agreements for each of our named executive officers. Below are written descriptions of those employment agreements. Each of our named executive officers' employment is “at will” and may be terminated at any time.
Amended and Restated Employment Agreement with Ms. Boyce
We have entered into an employment agreement with Ms. Boyce, which governs the terms of Ms. Boyce’s employment. Ms. Boyce serves as our President and Chief Executive Officer. Ms. Boyce’s agreement sets forth her annual base salary and eligibility to receive an annual performance bonus with a target amount of 55% of her base salary.
Regardless of the manner in which Ms. Boyce’s employment terminates, she is entitled to receive amounts previously earned during her employment, including unpaid salary and cash out of unused vacation. In addition, Ms. Boyce is entitled to certain severance benefits under her employment agreement, subject to her execution of a release of claims and compliance with post-termination obligations.
Ms. Boyce’s employment agreement provides for severance benefits for certain terminations that arise during and outside a change of control period. Upon a termination without cause or resignation for good reason outside of a change of control period (as such terms are defined below), Ms. Boyce is entitled to: (i) continuation of her base salary for 18 months (such applicable period, the severance period), and (ii) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end the severance period, (b) expiration of her eligibility for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment.
Upon a termination without cause or resignation for good reason within 59 days prior to or 24 months after a change of control (such period, the change of control period), Ms. Boyce is entitled to: (i) an amount equal to 24 months of her base salary, with 6 months of base salary paid in a lump sum and 18 months of base salary paid in 18 equal monthly installments, (ii) an amount equal to 200% of her target annual bonus for the year in which the termination occurs, paid in a lump sum, (iii) an amount equal to her prorated target annual bonus for the calendar year in which her termination occurs, paid in a lump sum, (iv) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end such 18-month period, (b) expiration of her eligibility for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, (v) an amount equal to the COBRA premiums for her and her eligible dependents for 6 months, paid in a lump sum, and (vi) accelerated vesting of any unvested time-based vesting equity awards. In addition, in the event that Ms. Boyce’s termination occurs after the occurrence of a change of control and after the conclusion of a calendar year in respect of her annual bonus has yet been paid, Ms. Boyce is entitled to her annual bonus for such completed calendar year based on actual performance, paid when annual bonuses are paid to the Company’s employees generally, but in all events prior to March 15 of the calendar year in which her termination occurs.
For purposes of Ms. Boyce’s employment agreement:
•“cause” means (i) executive’s willful failure substantially to perform executive’s duties and responsibilities to us or deliberate violation of our policy; (ii) executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (iii) executive’s unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom executive owes an obligation of nondisclosure as a result of executive’s relationship with us; or (iv) executive’s willful breach of any of executive’s obligations under any written agreement or covenant with us;
•“change of control” has the same meaning given to such term in our 2020 Plan; and
•“good reason” means executive’s resignation from employment with us if we take any of the following actions without executive’s prior written consent: (i) a material reduction in executive’s base salary or target bonus if such a reduction is not made in proportion to an across-the-board reduction for all senior executives; (ii) a material reduction or material adverse change in executive’s duties, responsibilities and/or authorities (including, following a change of control, Ms. Boyce ceasing to report to the board of directors of the ultimate parent entity of the Company and/or ceasing to serve as the chief executive officer of such ultimate parent company); (iii) relocation of executive’s principal place of employment to a place that increases executive’s one-way commute by more than 50 miles as compared to executive’s then-current principal place of employment immediately prior to such relocation; or (iv) any other action or inaction that constitutes a material breach by us of any agreement under which executive provides services.
Employment Agreements with Our Other NEOs
We have entered into an employment agreement with each of Mr. MacLean, Dr. Flanagan, Ms. McCarthy, and Mr. Moriarty, which sets forth the terms of their employment. Each of their agreements sets forth their annual base salary and eligibility to receive an annual performance bonus with a target amount of 40% of their then-current annual base salary.
Regardless of the manner in which their services terminate, Mr. MacLean, Dr. Flanagan, Ms. McCarthy, and Mr. Moriarty are entitled to receive amounts previously earned during their term of service, including unpaid salary and cash out of unused vacation. In addition, they are entitled to certain severance benefits under their employment agreement, subject to his execution of a release of claims and compliance with post-termination obligations.
Each employment agreement provides for severance benefits for certain terminations that arise during and outside a change of control period. Upon a termination without cause or resignation for good reason outside of a change of control period (as such terms are defined below), they are entitled to: (i) an amount equal to 12 months of their base salary, paid in a lump sum, and (ii) payment of the COBRA premiums for them and their eligible dependents until the earliest of (a) the end of the 12-month period following their termination, (b) expiration of their eligibility for continuation coverage under COBRA, or (c) the date they become eligible for health insurance coverage in connection with new employment.
Upon a termination without cause or resignation for good reason within 59 days prior to or 24 months after a change of control (such period, the change of control period), each executive is entitled to: (i) an amount equal to 18 months of their base salary, paid in a lump sum, (ii) an amount equal to 150% of their target annual bonus for the year in which the termination occurs, paid in a lump sum, (iii) an amount equal to their prorated target annual bonus for the calendar year in which their termination occurs, paid in a lump sum, (iv) payment of the COBRA premiums for them and their eligible dependents until the earliest of (a) the end of such 18-month period, (b) expiration of their eligibility for continuation coverage under COBRA, or (c) the date they become eligible for health insurance coverage in connection with new employment, and (v) accelerated vesting of any unvested time-based vesting equity awards. In addition, in the event that their termination occurs after the occurrence of a change of control and after the conclusion of a calendar year in respect of which no annual bonus has yet been paid, Mr. MacLean, Dr. Flanagan, Ms. McCarthy, and Mr. Moriarty are entitled to their annual bonus for such completed calendar year based on actual performance, paid when annual bonuses are paid to the Company’s employees generally, but in all events prior to March 15 of the calendar year in which their termination occurs.
In addition, in the event that Mr. MacLean is terminated for cause, he will have 3 months to exercise his vested stock options. Further, in the event that he is terminated without cause or he resigns for good reason, he will have 6 months to exercise his vested stock options. Notwithstanding the foregoing, in no event will any options remain exercisable beyond the original outside expiration date of such options.
For purposes of Mr. MacLean, Dr. Flanagan, Ms. McCarthy, and Mr. Moriarty’s employment agreements:
•“cause” has the same meaning as given to the term in Ms. Boyce’s employment agreement, as described above, except that, for Mr. MacLean, prong (i) in the definition of “cause” means executive’s willful failure substantially to perform executive’s duties and responsibilities to us causing material harm to the Company after written notice to executive specifying such failure and executive’s failure to cure within 60 days or deliberate violation of our written policy causing material harm to the Company;
•“change of control” has the same meaning as given to the term in Ms. Boyce’s employment agreement, as described above; and
•“good reason” means executive’s resignation from employment with us if we take any of the following actions without executive’s prior written consent: (i) a material reduction in executive’s base salary or target bonus if such a reduction is not made in proportion to an across-the-board reduction for all senior executives; (ii) a material reduction or material adverse change in executive’s duties, responsibilities and/or authorities, (and, for Mr. MacLean, a requirement that he report to someone other than the Company’s chief executive officer), including, following a change of control, the executive ceasing to report to the chief executive officer of the ultimate parent entity of the Company and/or ceasing to serve in the same C-suite position of such ultimate parent entity, provided, however, that prior to a change of control, it shall not constitute “good reason” if such reduction is a mere change of title alone or, for Dr. Flanagan, Ms. McCarthy, and Mr. Moriarty, a change in reporting relationship; (iii) relocation of executive’s principal place of employment to a place that increases executive’s one-way commute by more than 50 miles as compared to executive’s then-current principal place of employment immediately prior to such relocation; or (iv) any other action or inaction that constitutes a material breach by us of any agreement under which executive provides services.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2024.

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)
Sarah Boyce	12/18/2019	10/7/2019	461,015		—	1.24	12/18/2029	—		—	—		—
	2/2/2021	1/1/2021	293,750	(1)	6,250	22.34	2/2/2031	—		—	—		—
	1/21/2022	1/3/2022	309,895	(1)	115,105	14.22	1/21/2032	—		—	—		—
	1/20/2023	1/20/2023	191,666	(1)	208,334	22.47	1/20/2033	37,500	(3)	1,090,500	—		—
	9/11/2023	9/11/2023	62,500	(1)	137,500	6.57	9/11/2033	62,500	(5)	1,817,500	—		—
	1/20/2024	1/20/2024	68,750	(1)	231,250	10.16	1/20/2034	62,500	(3)	1,817,500	—		—
	10/30/2024	10/30/2024	—		—	—	—	—		—	234,000	(6)	6,804,720
Michael F. MacLean	2/2/2021	1/1/2021	90,083	(1)	1,917	22.34	2/2/2031	—		—	—		—
	1/21/2022	1/3/2022	95,703	(1)	35,547	14.22	1/21/2032	—		—	—		—
	1/20/2023	1/20/2023	70,916	(1)	77,084	22.47	1/20/2033	13,875	(3)	403,485	—		—
	9/11/2023	9/11/2023	9,250	(1)	50,875	6.57	9/11/2033	25,000	(5)	727,000	—		—
	1/20/2024	1/20/2024	24,291	(1)	81,709	10.16	1/20/2034	22,500	(3)	654,300	—		—
	10/30/2024	10/30/2024	—		—	—	—	—		—	72,000	(6)	2,093,760
W. Michael Flanagan, Ph.D.	1/21/2021	1/21/2021	21,875	(2)	3,125	26.75	1/21/2031	—		—	—		—
	1/21/2022	1/3/2022	89,531	(1)	36,969	14.22	1/21/2032	—		—	—		—
	1/20/2023	1/20/2023	21,000	(1)	75,000	22.47	1/20/2033	30,000	(3)	872,400	—		—
	9/11/2023	9/11/2023	22,500	(1)	49,500	6.57	9/11/2033	25,000	(5)	727,000	—		—
	1/20/2024	1/20/2024	20,166	(1)	67,834	10.16	1/20/2034	20,000	(3)	581,600	—		—
	10/30/2024	10/30/2024	—		—	—	—	—		—	72,000	(6)	2,093,760
Teresa McCarthy	8/24/2020	8/24/2020	106,000		—	29.00	8/24/2030	—		—	—		—
	2/2/2021	1/1/2021	107,708	(1)	2,292	22.34	2/2/2031	—		—	—		—
	1/21/2022	1/3/2022	14,843	(1)	42,657	14.22	1/21/2032	—		—	—		—
	1/20/2023	1/20/2023	51,750	(1)	56,250	22.47	1/20/2033	15,000	(3)	436,200	—		—
	9/11/2023	9/11/2023	16,875	(1)	37,125	6.57	9/11/2033	25,000	(5)	727,000	—		—
	1/20/2024	1/20/2024	17,875	(1)	60,125	10.16	1/20/2034	16,500	(3)	479,820	—		—
	10/30/2024	10/30/2024	—		—	—	—	—		—	72,000	(6)	2,093,760
John B. Moriarty, Jr, J.D.	8/1/2024	8/1/2024	—	(2)	160,000	44.57	8/1/2034	25,000	(3)	727,000	—		—
	10/30/2024	10/30/2024	—		—	—	—	—		—	72,000	(6)	2,093,760
____________________
(1)The stock options vest and become exercisable in equal monthly installments over the four-year period following the vesting commencement date until fully vested at the fourth anniversary of the vesting commencement date, subject to the individual’s continued service through each vesting date. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” above.
(2)The stock options vest and become exercisable with respect to 25% of the underlying shares on the one-year anniversary of the vesting commencement date and monthly thereafter in equal installments until fully vested at the fourth anniversary of the vesting commencement date, subject to the individual’s continued service through each vesting date. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” above.
(3)The RSUs vest in equal annual installments over the four-year period following the vesting commencement date until fully vested at the fourth anniversary of the vesting commencement date, subject to the individual’s continued service through each vesting date. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” above.
(4)Market value is calculated by multiplying the number of RSU or PSU stock awards that have not vested by the closing price of our common stock on December 31, 2024, the last trading day of 2024, which was $29.08.
(5)The PSUs were eligible to vest in four equal tranches based on achievement of two key clinical development goals related to our del-desiran and del-brax product candidates, each of which was achieved during 2024. The number of PSUs in this column reflects the portion of the PSUs that became eligible to vest based on the achievement of the goal related to the del-brax product candidate, but remained subject to service-based vesting through March, 2025. Since the PSUs were only subject to service-based vesting as of December 31, 2024, they are reflected in the “Number of Shares or Units of Stock That Have Not Vested” column. In addition, the employment agreements with our NEOs provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Agreements with Our Named Executive Officers” above.
(6)The PSUs vest in three equal tranches based on achievement of three key achievements related to our del-desiran, del-brax, and del-zota product candidates, each of which must be achieved prior to December 31, 2029. In addition, the PSUs will vest upon a change in control.

Option Exercises and Stock Vested
The following table sets forth information regarding the options that were exercised and the RSUs and PSUs that vested during 2024 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sarah Boyce	636,000	19,471,017	200,000	1,512,750
Michael F. MacLean	298,302	7,809,104	79,625	596,674
W. Michael Flanagan, Ph.D.	183,000	3,168,572	85,000	717,450
Teresa McCarthy	100,000	2,661,178	80,000	605,100
John B. Moriarty, Jr, J.D.	—	—	—	—
____________________
(1)The amount shown for value realized on exercise of stock options equals (a) the number of shares of our common stock to which the exercise of the stock option related, multiplied by (b) the difference between the per-share market price of the shares on the date of exercise and the per-share exercise price of the option. If the stock acquired upon exercise was sold on the day of exercise, the market price was determined as the actual sales price of the stock. If the stock acquired upon exercise was not sold on the day of exercise, the market price was determined as the closing price of the stock on the Nasdaq Stock Market on the exercise date.
(2)The amount shown for the value realized on vesting equals (a) the number of shares of stock subject to awards of RSUs and PSUs, as applicable, that vested during 2024, multiplied by (b) the closing price of our common stock on the applicable vesting date.

Potential Payments Upon Termination or Change in Control
The following table summarizes the potential payments to our named executive officers in the scenarios listed in the table below. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2024. Except as described in the footnote below, the value of the accelerated vesting of option awards was computed using $29.08, which was the price of our common stock at

December 31, 2024, the last trading day of 2024 (less, in the case of option awards, the exercise price per share of such option awards).

Triggering Event	Cash Severance ($)(1)	Accelerated Equity Awards ($)(2)	Health Benefits ($)(3)	Total ($)
Sarah Boyce
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	989,850	—	48,289	1,038,139
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	2,045,690	22,130,268	64,385	24,240,343
CIC (No Termination)	—	8,622,220	—	8,622,220

Michael F. MacLean
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	490,800	—	11,013	501,813
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,030,680	7,620,350	16,520	8,667,550
CIC (No Termination)	—	2,820,760	—	2,820,760

W. Michael Flanagan, Ph.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	500,300	—	22,556	522,856
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,050,630	7,724,815	33,834	8,809,279
CIC (No Termination)	—	2,820,760	—	2,820,760

Teresa McCarthy
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	456,900	—	32,193	489,093
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	959,490	6,731,172	48,289	7,738,951
CIC (No Termination)	—	2,820,760	—	2,820,760

John B. Moriarty, Jr, J.D.
Involuntary Termination Without Cause/Resignation for Good Reason Apart from a CIC	500,000	—	32,193	532,193
Involuntary Termination Without Cause/Resignation for Good Reason in Connection with a CIC	1,050,000	2,820,760	48,289	3,919,049
CIC (No Termination)	—	2,093,760	—	2,093,760
____________________
(1)Represents cash severance payable upon an involuntary termination without cause or a resignation for good reason pursuant to the NEOs’ employment agreements. For Ms. Boyce, represents 18 months’ base salary (increased to 24 months’ base salary plus 200% of full target bonus in the event of such a termination within 59 days prior to or 24 months following a change of control (the "change of control period")) plus her 2024 target bonus (given she is entitled to a prorated bonus, but for purposes of this disclosure the termination is assumed to have occurred on December 31, 2024)). For the other NEOs, represents 12 months’ base salary (increased to 18 months' base salary plus 150% of full target bonus in the event of such a termination within the change of control period plus their 2024 target bonus (given they are entitled to a prorated bonus, but for purposes of this disclosure the termination is assumed to have occurred on December 31, 2024)).
(2)These values are based on the fair market value of our common stock of $29.08 on December 31, 2024, the last trading day of 2024. In the case of unvested options, the value represents the excess of such fair market value over the exercise price of the unvested options, multiplied by the number of shares of common stock underlying such unvested options. In the case of unvested RSU and PSU awards, the value represents the number of shares of common stock underlying the unvested RSU and PSU awards that would vest on an accelerated basis, multiplied by the fair market value described above. In the event of an involuntary termination without cause or a resignation for good reason within the change of control period, all outstanding unvested time-based vesting option awards and RSUs held by the NEOs will vest upon such termination. The PSU awards will vest at "target" levels in the event of a change in control.
(3)For Ms. Boyce, represents the value of the continuation of health benefits for 18 months (increased to 24 months in the event her termination occurs within the change of control period). For all other NEOs, represents the value of the continuation of health benefits for 12 months (increased to 18 months in the event that their termination occurs within the change of control period).

Pay Versus Performance
The Company’s principal executive officer ("PEO") and our NEOs not including our PEO were as follows for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020:

Year	PEO	Non-PEO NEOs
2024	Sarah Boyce	Michael F. MacLean, W. Michael Flanagan, Ph.D., Teresa McCarthy and John B. Moriarty, Jr, J.D.
2023	Sarah Boyce	Michael F. MacLean, W. Michael Flanagan, Ph.D., Teresa McCarthy and Arthur A. Levin, Ph.D.
2022	Sarah Boyce	Michael F. MacLean, W. Michael Flanagan, Ph.D., Teresa McCarthy and Arthur A. Levin, Ph.D.
2021	Sarah Boyce	Michael F. MacLean, W. Michael Flanagan, Ph.D., Arthur A. Levin, Ph.D., Joseph Baroldi and Jae B. Kim, M.D.
2020	Sarah Boyce	Michael F. MacLean and Jae B. Kim, M.D.
The following table sets forth information concerning the compensation of our PEO and non-PEO NEOs for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (in thousands) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2024	14,176,480	39,009,461	6,016,637	11,894,417	162	117	(322,302)
2023	11,139,719	(58,959)	4,028,752	330,484	50	111	(212,220)
2022	5,366,111	4,220,082	2,060,847	2,023,734	123	106	(173,995)
2021	5,851,311	4,127,728	2,730,912	1,816,677	132	118	(118,009)
2020	823,093	30,659,674	4,795,542	6,783,748	142	119	(44,355)
____________________
(1)Amounts represent compensation actually paid ("CAP") to our PEO and the average compensation actually paid to our non-PEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below).
(2)Fair value or change in fair value, as applicable, of stock options in the “Compensation Actually Paid” columns was estimated using a Black-Scholes option pricing model for the purposes of this disclosure in accordance with SEC rules and do not reflect compensation actually earned, realized or received during each applicable year. The calculation of CAP for purposes of this table includes point-in-time fair values of equity awards and these values will fluctuate based on our stock price and various accounting valuation assumptions. See the Summary Compensation Table for certain other compensation of our PEO and our non-PEO NEOs for each applicable fiscal year. Further, fair value of RSU and PSU awards held by the NEOs is based on market price of the Company's common stock (multiplied by the probability of achievement as of the applicable date for the PSUs, which was assumed to be target).
(3)For the relevant fiscal year, represents our cumulative TSR or the cumulative TSR of the Nasdaq Biotechnology Index, in each case assuming an initial investment of $100 as described under the Narrative Disclosure to Pay Versus Performance heading below. We have never declared or paid a dividend on our common stock and do not anticipate doing so in the foreseeable future.
In the table immediately above, the columns entitled "Compensation Actually Paid to PEO" and "Average Compensation Actually Paid to non-PEO NEOs" reflect the Total Compensation reported in the 2024 Summary Compensation Table ("SCT") under the "Compensation Tables" section of this proxy statement, as adjusted based on the following:

	SCT Total ($)	Minus SCT Equity Awards ($)	Plus Value of New Unvested Awards as of 12/31 ($)	Plus Annual Change in Value of Prior Year Awards that Remain Unvested ($)	Plus Value of Awards Vested and Granted During Year ($)	Plus Change in Value of Prior Year Awards that Vest During Year ($)	Total CAP ($)
PEO
2024	14,176,480	12,905,570	14,263,023	9,652,459	2,049,653	11,773,416	39,009,461
2023	11,139,719	10,140,840	5,451,952	(3,541,402)	647,946	(3,616,334)	(58,959)
2022	5,366,111	4,319,275	5,501,741	(734,968)	1,033,412	(2,626,939)	4,220,082
2021	5,851,311	4,847,250	3,772,778	(1,003,678)	1,007,831	(653,264)	4,127,728
2020	823,093	—	—	20,007,867	—	9,828,714	30,659,674
Average Non-PEO NEOs
2024	6,016,637	5,299,499	4,728,316	2,585,088	464,584	3,399,291	11,894,417
2023	4,028,752	3,457,893	1,711,084	(1,350,988)	215,449	(815,920)	330,484
2022	2,060,847	1,373,911	1,750,043	(232,227)	328,718	(509,736)	2,023,734
2021	2,730,912	1,916,215	1,419,599	(323,656)	255,986	(349,949)	1,816,677
2020	4,795,542	4,436,493	6,424,699	—	—	—	6,783,748
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, and (iii) our net loss, in each case, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.
TSR amounts reported in the graph assume an initial fixed investment of $100 on June 12, 2020 (the date our common stock commenced trading on the Nasdaq Global Market) and, with respect to our cumulative TSR, based on the opening trading price of $18.00 per share on such date, and that all dividends, if any, were reinvested. We have never declared or paid a dividend on our common stock and do not anticipate doing so in the foreseeable future.

Compensation Actually Paid vs TSR
40,000
30,000
20,000
10,000
—
Compensation Actually Paid (in thousands) ($)
200
160
120
80
40
—
Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)
$30,660
$6,784
$142
$119
$4,128
$1,817
$132
$118
$4,220
$2,024
$123
$106
$(59)
$330
$50
$111
$39,009
$11,894
$162
$108
2020
2021
2022
2023
2024
CAP to PEO
CAP to Non-PEO NEOs
TSR
PTSR

Compensation Actually Paid vs Net Loss
40,000
30,000
20,000
10,000
—
Compensation Actually Paid (in thousands) ($)
—
(50,000)
(100,000)
(150,000)
(200,000)
(250,000)
(300,000)
(350,000)
Net Loss (in thousands) ($)
$30,660
$6,784
$4,128
$1,817
$4,220
$2,024
$(59)
$330
$39,009
$11,894
$(44,355)
$(118,009)
$(173,955)
$(212,220)
$(322,302)
2020
2021
2022
2023
2024
CAP to PEO
CAP to Non-PEO NEOs
Net Loss (in thousands) ($)

The Company does not use net loss to determine compensation levels or incentive plan payouts, therefore the PEO and non-PEO NEOs CAP does not fluctuate with changes to net loss.

No Financial Performance Measures Used in Setting Executive Compensation
The Company does not use any financial performance measures in determining executive compensation, other than stock price, given that the value to be delivered pursuant to the equity awards granted to our named executive officers is dependent on our future stock price. Pursuant to SEC guidance, stock price is not a permissible “Company Selected Measure.” As a result, we do not have a Company Selected Measure to reflect in the table above.

CEO Pay Ratio
For 2024, the annual total compensation of our median employee, excluding Ms. Boyce, was $297,345, and the annual total compensation of Ms. Boyce, was $14,176,480. The ratio of these amounts is 48 to 1.
To identify our median employee, we used a consistently applied compensation measure (“CACM”) to all employees as of December 31, 2024, including full time, part-time, regular and temporary employees, and excluding Ms. Boyce.
Our CACM consisted of the sum of (i) annual base salary, (ii) cash bonus or incentive earned in 2023 and paid in 2024 and (iii) grant date fair value of equity awards granted in 2024, as obtained from our payroll and equity systems. Other than annualizing base salaries for permanent employees who were on a leave of absence or not employed for the full year as permitted under Item 402(u) of Regulation S-K, we did not make any compensation adjustments, whether for cost of living or otherwise, in the identification process. The median employee’s annual total compensation for fiscal 2024 was determined using the same methodology used to determine Ms. Boyce’s annual total compensation set forth in the “Summary Compensation Table” on page 34 of this proxy statement.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

DIRECTOR COMPENSATION
Our non-employee director compensation program (the “NED Compensation Program”) is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our Company do not receive compensation for their service on the Board. We have reimbursed, and will continue to reimburse, our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending Board meetings.
Under the NED Compensation Program, non-employee directors receive a cash retainer for service on the Board and for service on each committee of which the director is a member. The Chair of the Board and each committee chair receive a higher retainer for such service. Cash retainers are payable quarterly in arrears. Annual cash retainers are pro-rated for any partial calendar quarter of service. The fees paid to non-employee directors for service on the Board under the NED Compensation Program during 2024 were as follows:

2024 Cash Compensation
Board of Directors annual retainer (other than Chair)	$40,000
Annual retainer for the Chair	$70,000
Committee chair annual retainers
Audit	$15,000
Human Capital Management	$10,000
Nominating and Corporate Governance	$8,000
Committee member annual retainers
Audit	$7,500
Human Capital Management	$5,000
Nominating and Corporate Governance	$4,000
In addition, under the NED Compensation Program in effect from April 2024 until April 2025, upon his or her initial appointment or election, each of our non-employee directors was eligible to receive a grant of options to purchase 55,000 shares of our common stock (subject to a cap on the grant date value of such award of $750,000) vesting in equal monthly installments over three years, upon initial election or appointment to the Board (the "Initial Director Grant"), and thereafter annual grants of options to purchase 27,500 shares of our common stock on the date of each annual meeting of stockholders (subject to a cap on the grant date value of each such award of $375,000), vesting on the first to occur of (i) the first anniversary of the grant date or (ii) the next occurring annual meeting of our stockholders (each such grant for each director an "Annual Director Grant"), in each case subject to the non-employee director’s continued service on the applicable vesting date.
In the event the value of an Initial Director Grant or an Annual Director Grant would have exceeded these caps, as calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions we utilize in preparation of our financial statements and the average closing price per share of our common stock for the 30-day period preceding the grant date), then the number of shares of our common stock underlying such Initial Director Grant or the Annual Director Grant was reduced by a number necessary to ensure the value of such grant equaled or fell below the applicable limit. In June 2024, the number of options granted pursuant to the Annual Director Grants was reduced as a result of the foregoing cap.

In April 2025, after consultation with Alpine regarding director compensation relative to the market and the Company's peer group, the Board, upon recommendation from the Human Capital Management Committee, resolved to amend and restate the NED Compensation Program (the "2025 NED Compensation Program) as follows:

2025 Cash Compensation
Board of Directors annual retainer (other than Chair)	$50,000
Annual retainer for the Chair	$85,000
Committee chair annual retainers
Audit	$20,000
Human Capital Management	$15,000
Nominating and Corporate Governance	$10,000
Committee member annual retainers
Audit	$10,000
Human Capital Management	$7,500
Nominating and Corporate Governance	$5,000
In addition, under the 2025 NED Compensation Program, upon his or her initial appointment or election, each of our non-employee directors will be eligible to receive the following initial awards: (1) an option to purchase such number of shares of common stock having a value of $375,000 on the grant date, calculated in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that we utilize in preparation of our financial statements), which vests in substantially equal monthly installments over the three years following the non-employee director’s election or appointment to the Board, subject to the non-employee director’s continued service on the applicable vesting date, and (2) such number of RSUs as is determined by dividing (a) $375,000, by (b) the closing price per share of the Company’s common stock on the grant date, which vests in substantially equal annual installments over the three years following the non-employee director’s election or appointment to the Board, subject to the non-employee director’s continued service on the applicable vesting date. Thereafter, each non-employee director is entitled to receive the following annual awards on the date of each annual meeting of stockholders, commencing in 2025: (i) an option to purchase such number of shares of common stock having a value of $225,000 on the grant date, calculated in accordance with the Black-Scholes option pricing model (utilizing the same assumptions we utilize in preparation of our financial statements), and (ii) such number of RSUs as is determined by dividing (x) $225,000, by (y) the closing price per share of the Company’s common stock on the grant date. These annual awards vest on the first to occur of (A) the first anniversary of the grant date or (B) the next occurring annual meeting of our stockholders, subject to the non-employee director’s continued service on the applicable vesting date.
All equity awards granted to our non-employee directors will vest upon a change of control (as defined in the 2020 Plan) of the Company.
The following table sets forth information regarding the compensation of our non-employee directors earned for services rendered during the year ended December 31, 2024. Ms. Boyce, who served as our President and Chief Executive Officer during the year ended December 31, 2024, and continues to serve in that capacity, does not receive additional compensation for her service as a director. All compensation paid to Ms. Boyce is reported above in the "2024 Summary Compensation Table". In addition, Dr. Levin, who served as a non-executive employee in the role of Distinguished Scientist and Strategic Leader until December 31, 2024, did not receive additional compensation for his service as a director in 2024. However, all compensation that he earned in his capacity as a non-executive employee of the Company is reported below the table. Commencing in 2025, Dr. Levin will be eligible to receive compensation for his services as a non-employee director under our 2025 NED Compensation Program.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Carsten Boess	55,000	374,989	—	429,989
Noreen Henig, M.D.	55,500	374,989	—	430,489
Edward Kaye, M.D.	54,000	374,989	—	428,989
Jean Kim	47,500	374,989	—	422,489
Tamar Thompson	49,000	374,989	—	423,989
Troy Wilson, Ph.D., J.D.	71,908	374,989	—	446,897
Simona Skerjanec(2)	15,260	865,554	—	880,814
____________________
(1)Represents the grant date fair value of option awards granted in 2024. In accordance with SEC rules, this column reflects the aggregate fair value of the awards granted to the directors computed as of the applicable grant date in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Notes 2 and 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. This amount does not reflect the actual economic value that will be realized by the directors upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.
(2)Ms. Skerjanec was appointed to the Board effective May 14, 2024.
The aggregate number of shares subject to stock options outstanding at December 31, 2024 for the individuals who served as non-employee directors during 2024 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2024
Carsten Boess	93,347
Noreen Henig, M.D.	93,346
Edward Kaye, M.D.	93,346
Jean Kim	87,489
Tamar Thompson	57,489
Troy Wilson, Ph.D., J.D.	72,489
Simona Skerjanec	42,308
Employment Arrangements with Arthur A. Levin, Ph.D.
In connection with his transition from serving as our Chief Scientific Officer to the non-executive employee role of Distinguished Scientist and Strategic Leader and serving on our Board, we entered into an amended and restated employment agreement with Dr. Levin which set forth the terms of his employment with us and his services on our Board, effective as of February 23, 2023. Dr. Levin’s employment with us terminated effective December 31, 2024, at which point he transitioned to the role of non-employee director. Under Dr. Levin’s agreement, he was entitled to an annual base salary of $260,000 and was eligible to receive a discretionary annual bonus. During the term of his employment, Dr. Levin was not entitled to any additional compensation for his service on our Board, including under our 2024 NED Compensation Program. During 2024, Dr. Levin’s total compensation for his services as a non-executive employee included (i) an annual base salary of $260,000, (ii) a discretionary bonus for 2024 performance of $50,000, (iii) life insurance premiums of $1,291, (iv) a 401(k) matching contribution of $13,800, and a work from home stipend in the amount of $1,800.
In addition, on June 13, 2024, Dr. Levin received an award of 13,489 stock options for his service as an employee, which stock options will vest on the first anniversary of the grant date (or, if earlier, our next annual meeting of stockholders), subject to his continued service through the vesting date.
Dr. Levin was not entitled to any severance payments or benefits under his agreement, though his outstanding equity awards are eligible to accelerate upon a change of control (having the same meaning as defined in the 2020 Plan), consistent with the treatment of equity awards for other members of the Board.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2024 regarding common stock that may be issued under our equity compensation plans, consisting of the 2020 Plan, the Avidity Biosciences, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), the Avidity Biosciences, Inc. 2022 Employment Inducement Incentive Award Plan (the "Inducement Plan"), and the Avidity Biosciences, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average per share exercise price of outstanding options, warrants and rights		(C) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	11,976,082	(1)	$—		1,784,829	(3)
Equity compensation plans not approved by security holders	3,694,853	(4)	—		697,350	(5)
Total	15,670,935		$15.32	(2)	2,482,179
____________________
(1)Includes 11,105,971 outstanding options to purchase shares of common stock, RSUs, and PSUs (at "target") under the 2020 Plan and 870,111 outstanding options to purchase shares of common stock under the 2013 Plan.
(2)Represents the weighted-average exercise price of outstanding options.
(3)Includes 1,591,462 shares of common stock available for issuance under the 2020 Plan and 193,367 shares of common stock available for issuance under the 2020 ESPP (all of which were eligible for purchase pursuant to the offering period in effect on December 31, 2024). This amount does not include any additional shares that may become available for future issuance under the 2020 Plan pursuant to the automatic increased to the share reserve on January 1 of each of our calendar years through 2030 by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding December 31. Additionally, this amount does not include any additional shares that may become available for future issuance under the 2020 ESPP pursuant to the automatic increased to the share reserve on January 1 of each of our calendar years through 2030 by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31.
(4)Includes 3,694,853 outstanding options to purchase shares of common stock and RSUs under the Inducement Plan.
(5)Represents shares of common stock available for issuance under the Inducement Plan. The material features of our equity incentive plans, including the Inducement Plan, are more fully described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock at April 17, 2025 for:
•each of our directors;
•each of our Named Executive Officers;
•all of our current directors and executive officers as a group; and
•each person, or group of affiliated persons, who beneficially owned more than 5% of our outstanding common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 120,520,928 shares of common stock outstanding as of April 17, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of April 17, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Avidity Biosciences, Inc., 10578 Science Center Drive, Suite 125, San Diego, California 92121.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
RTW Investments, LP(1)	12,079,734	9.99%
T. Rowe Price Associates, Inc.(2)	10,633,962	8.82%
FMR LLC(3)	10,404,096	8.63%
Avoro Capital Advisors LLC(4)	9,935,792	8.24%
The Vanguard Group(5)	9,226,884	7.66%
BlackRock, Inc.(6)	9,042,979	7.50%
Janus Henderson Group plc(7)	7,053,010	5.85%
Wellington Management Group LLP(8)	7,030,949	5.83%
RA Capital Management, L.P.(9)	6,300,408	5.23%

Named Executive Officers and Directors
Sarah Boyce(10)	1,966,740	1.61%
Michael F. MacLean(11)	446,809	*
W. Michael Flanagan, Ph.D.(12)	288,039	*
Teresa McCarthy(13)	460,309	*
John B. Moriarty, Jr., J.D.	—
Troy Wilson, Ph.D., J.D.(14)	138,933	*
Carsten Boess(15)	93,347	*
Noreen Henig, M.D.(16)	93,346	*
Edward M. Kaye, M.D.(17)	93,346	*
Jean Kim(18)	87,489	*
Arthur A. Levin, Ph.D.(19)	415,361	*
Simona Skerjanec(20)	15,278	*
Tamar Thompson(21)	57,489	*
All executive officers and directors as a group (17 persons)(22)	4,750,448	3.83%
____________________
*Less than 1%.
(1)Represents (i) 8,282,870 shares of common stock and (ii) 3,796,864 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable at any time, including within 60 days of April 17, 2025 (the "Pre-Funded Warrants") held by one or more private funds (together the “Funds”) managed by RTW Investments, LP (the “Adviser”), as indicated in the entity’s Amendment No. 4 to Schedule 13D filed with the SEC on August 23, 2024. Under the terms of the Pre-Funded Warrants, the maximum number of Pre-Funded Warrants which may be exercised shall not exceed that number which would cause the Funds to beneficially own more than 9.99% of our issued and outstanding common stock. The total number of Pre-Funded Warrants controlled by the Adviser and subject to this limitation on exercise is 5,970,059. The Adviser, in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all shares held by the Funds. Accordingly, for the purposes of Reg. Section 240.13d-3, the Adviser may be deemed to beneficially own an aggregate of 12,079,734 shares. Roderick Wong is the Managing Partner and Chief Investment Officer of the Adviser. The address of RTW Investments, LP and Roderick Wong is 40 10th Avenue, Floor 7, New York, New York 10014.
(2)Based on the Amendment No. 6 to Schedule 13G filed with the SEC on November 14, 2024, T. Rowe Price Associates, Inc. (“T. Rowe”), an investment advisor, was deemed to be the beneficial owner of 10,633,962 shares of our common stock. T. Rowe has sole voting power over 10,404,043 shares of our common stock and sole dispositive power over 10,633,962 shares of our common stock. The address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)Based on (i) 10,404,096 shares disclosed in the Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC (“FMR LLC”) and Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC and (ii) 2,121,213 shares of our common stock purchased by entities affiliated with FMR LLC in a private placement which closed on March 4, 2024 (the "PIPE"). FMR LLC has the sole power to vote or direct the vote of an aggregate of 10,400,902 shares of common stock, and has the sole power to dispose or direct the disposition of an aggregate of 10,404,096 shares. Ms. Johnson has the sole power to dispose or direct the disposition of an aggregate of 10,404,096 shares. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(4)Represents (i) 6,875,000 shares of our common stock held directly by Avoro Capital Advisors LLC ("Avoro Capital") and Dr. Behzad Aghazadeh and (ii) 3,060,792 Pre-Funded Warrants held by Avoro Capital and Dr. Aghazadeh, each as reported on the Schedule 13G filed by Avoro Capital on November 14, 2024. The address of Avoro Capital is 110 Greene Street, Suite 800, New York, New York 10012.
(5)According to Amendment No. 3 to Schedule 13G filed with the SEC on November 12, 2024, The Vanguard Group ("Vanguard"), an investment adviser, was deemed the beneficial owner of 9,226,884 shares of our common stock. Vanguard has shared voting power over 196,962 shares of our common stock, sole dispositive power over 8,917,991 shares of our common stock, and shared dispositive power over 308,893 shares of our common stock. The address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.
(6)According to Amendment No. 4 to Schedule 13G filed with the SEC on April 17, 2025, BlackRock, Inc. has the sole power to vote or direct the vote of an aggregate of 8,925,753 shares of common stock, and has the sole power to dispose or direct the disposition of an aggregate of 9,042,979 shares of common stock. The address of BlackRock, Inc. is 150 Hudson Yards, New York, NY 10001.
(7)According to the Schedule 13G filed with the SEC on February 14, 2025, entities affiliated with Janus Henderson Group plc have the shared power to vote or direct the vote of an aggregate of 7,053,010 shares of our common stock and have the shared voting and dispositive power over an aggregate of 7,053,010 shares of our common stock. The address of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.
(8)Based on the Schedule 13G filed with the SEC on November 8, 2024, Wellington Management Group LLP (“WMG”), an investment adviser holding company, and certain affiliated entities, were deemed the beneficial owner of 7,030,949 shares of common stock. WGM has shared voting power over 6,300,936 shares of our common stock and shared dispositive power over 7,030,949 shares of our common stock. Wellington Group Holdings LLP has shared voting power over 6,300,936 shares of our common stock and shared dispositive power over 7,030,949 shares of our common stock. Wellington Investment Advisors LLP has shared voting power over 6,300,936 shares of our common stock and shared dispositive power over 7,030,949 shares of our common stock. Wellington Management Company LLP has shared voting power over 6,254,820 shares of our common stock and shared dispositive power over 6,722,517 shares of our common stock. The address of WMG and its affiliated entities is 280 Congress Street, Boston, MA 02210.
(9)According to Amendment No. 1 to the Schedule 13G filed with the SEC on November 14, 2024, entities and individuals affiliated with RA Capital Management, L.P., including Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P., have shared voting and dispositive power over an aggregate of 6,300,408 shares of our common stock. The address of RA Capital Management, L.P. is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(10)Includes 1,543,306 shares of common stock underlying options held by Ms. Boyce that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(11)Includes 343,470 shares of common stock underlying options held by Mr. MacLean that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(12)Includes 207,554 shares of common stock underlying options held by Dr. Flanagan that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(13)Includes 362,221 shares of common stock underlying options held by Ms. McCarthy that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(14)Includes (i) 62,733 shares of common stock, (ii) 62,489 shares of common stock underlying options held by Dr. Wilson that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date and (iii) 13,711 shares of common stock held by a trust in which Dr. Wilson is co-trustee and in such capacity may be deemed a beneficial owner of the shares.
(15)Includes 93,347 shares of common stock underlying options held by Mr. Boess that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(16)Includes 93,346 shares of common stock underlying options held by Dr. Henig that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(17)Includes 93,346 shares of common stock underlying options held by Dr. Kaye that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(18)Includes 87,489 shares of common stock underlying options held by Ms. Kim that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(19)Includes (i) 271,031 shares of common stock underlying options held by Dr. Levin that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date and (ii) 131,372 shares held by a family trust of which Dr. Levin and his spouse are co‑trustees.
(20)Includes 15,278 shares of common stock underlying options held by Ms. Skerjanec that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.

(21)Includes 57,489 shares of common stock underlying options held by Ms. Thompson that are exercisable as of April 17, 2025 or that will become exercisable within 60 days after such date.
(22)Includes: (i) the shares described in footnotes 10 through 21 (ii) no shares of common stock held by Charles Calderaro III and no shares of common stock subject to options held by Mr. Calderaro that are exercisable within 60 days of April 17, 2025, (iii) 57,139 shares of common stock held by Kathleen Gallagher and 98,932 shares of common stock subject to options held by Ms. Gallagher that are exercisable within 60 days of April 17, 2025, (iv) 72,850 shares of common stock held by Steven Hughes, M.D. and 113,150 shares of common stock subject to options held by Dr. Hughes that are exercisable within 60 days of April 17, 2025, and (v) 61,120 shares of common stock held by Eric Mosbrooker and 190,771 shares of common stock subject to options held by Mr. Mosbrooker that are exercisable within 60 days of April 17, 2025.

Section 16(a) Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file certain reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. During 2024, all such required reports were timely filed.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions entered into or existing since January 1, 2024 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.
March 2024 Financing Transaction
In March 2024, we completed the PIPE, consisting of (i) 15,224,773 shares of our common stock at a price of $16.50 per share and (ii) the Pre-Funded Warrants to purchase up to 9,030,851 shares of our common stock at a price of $16.499 per Pre-Funded Warrant, for gross proceeds of approximately $400 million before deducting offering expenses. The following table sets forth the aggregate number of securities acquired by related persons in the PIPE:

Name of Securityholder(1)	Shares of Common Stock	Pre-Funded Warrants	Aggregate Purchase Price
Entities affiliated with RTW Investments	1,000,000	5,970,059	$115,000,003
Entities affiliated with Avoro Capital Advisors LLC	3,000,000	3,060,792	$100,000,007
Entities affiliated with T. Rowe Price Associates, Inc.	2,727,273	—	$45,000,004
FMR LLC	2,121,213	—	$35,000,014
____________________
(1)Each of the securityholders listed in this table holds 5% or more of our capital stock as of April 14, 2025.
Transactions with Bristol-Myers Squibb Co.

Research Collaboration and License Agreement
During 2024, Bristol-Myers Squibb Company (“BMS”) was a beneficial owner of more than 5% of our outstanding common stock. In November 2023, we entered into (i) a Research Collaboration and License Agreement with BMS (the “BMS Collaboration Agreement”) to expand on our research with MyoKardia for up to five targets utilizing our proprietary AOC platform technology and (ii) a Securities Purchase Agreement with BMS (the “BMS Purchase Agreement” and, together with the BMS Collaboration Agreement, the “BMS Agreements”) for the purchase by BMS in a private placement of 5,075,304 shares of our common stock at a purchase price of $7.8813 per share, for an aggregate purchase price of approximately $40 million. Under the terms of the BMS Agreements, we received approximately $100 million upfront, which includes a $60 million cash payment under the terms of the BMS Collaboration Agreement, and approximately $40 million for the purchase of our common stock under the terms of the BMS Purchase Agreement. We are also eligible to receive up to approximately $1.35 billion in research and development milestone payments, up to approximately $825 million in commercial milestone payments, and tiered royalties from high single digits to low double-digits on net sales. We are responsible for our own research collaboration costs incurred under the agreement, subject to a cumulative spending limit of $40 million. BMS will fund all future clinical development, regulatory and commercialization activities coming from this collaboration.
Sublease Agreement
In April 2024, we entered into a Sublease Agreement with Turning Point Therapeutics, Inc. ("Turning Point"). Turning Point is a wholly owned subsidiary of BMS. Under the terms of the Sublease Agreement, we agreed to rent 105,000 square feet for office and laboratory space for our future corporate headquarters (the "Original Space"). The term of the Sublease Agreement is approximately 9 years, 9 months with payments expected to begin in August 2025. Pursuant to the terms of the Sublease Agreement, Turning Point will provide us with a tenant improvement allowance of up to $33.6 million for the Original Space. An additional tenant improvement allowance of up to $5.0 million is also available to be repaid in equal installments through monthly rent payments, subject to 8% interest per annum and annual increases of 3% per annum.
In March 2025, we exercised our option under the Sublease Agreement to occupy an additional 80,000 square feet in an adjacent available building (the "Additional Space"). Total aggregate future lease commitments under the Sublease Agreement are approximately $72.6 million for the Original Space and $53.7 million for the Additional Space, inclusive of a 3% annual rent increases and various agreed upon rent abatement amounts. The term of our occupancy in the Additional Space is approximately 9 years, 1 month, with payments expected to begin in April 2026. Turning Point will provide us with a tenant improvement allowance of up to $19.9 million for the Additional Space.
In connection with the Sublease Agreement, we are required to maintain a letter of credit for the benefit of Turning Point in the amount of $2.5 million.
Transactions with TD Securities (USA) LLC
Sales Agreement
During 2024, Cowen Financial Products LLC ("CFP") was a beneficial owner of more than 5% of our outstanding common stock. In August 2024, we entered into a sales agreement (the "Sales Agreement") with TD Securities (USA) LLC ("TD Cowen"), an affiliate of CFP, under which we may, from time to time, sell shares of common stock having an aggregate offering price of up to $400,000,000 through TD Cowen as the sales agent. Through April 17, 2025, TD Cowen has not received any commissions under the Sales Agreement.
Underwritten Offerings
In August 2024, we completed a public offering of 8,418,000 shares of our common stock at a public offering price of $41.00 per share. Net proceeds from the offering were approximately $323.7 million, after deducting underwriting discounts and offering expenses of $21.4 million. TD Cowen acted as a representative of the several underwriters named in the underwriting agreement related to the offering.
In June 2024, we completed a public offering of 12,132,500 shares of our common stock at a public offering price of $38.00 per share. Net proceeds from the offering were approximately $432.8 million, after deducting underwriting discounts and offering expenses of $28.3 million. TD Cowen acted as a representative of the several underwriters named in the underwriting agreement related to the offering.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. For more information regarding these agreements, see the section in this proxy statement entitled “Compensation Tables—Employment Agreements with our Named Executive Officers.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Our Charter and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
Stock Option, Restricted Stock Unit and Performance Stock Unit Grants to Executive Officers and Directors
We have granted stock options, restricted stock units and performance stock units to our executive officers, and stock options to our directors, as more fully described in the sections entitled "Compensation Discussion and Analysis" and “Director Compensation,” respectively.
Policies and Procedures for Related Person Transactions
The Board adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

2026 STOCKHOLDERS' PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 10578 Science Center Drive, Suite 125, San Diego, CA 92121 in writing not later than December 30, 2025, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the Annual Meeting, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.
Stockholders intending to present a proposal at the 2026 annual meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2026 annual meeting of Stockholders no earlier than the close of business on February 10, 2026 and no later than the close of business on March 12, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after June 10, 2026, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the 90th day prior to the 2026 annual meeting, or if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2026.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Solicitation of Proxies for the 2026 Annual Meeting
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

NO INCORPORATION BY REFERENCE
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER MATTERS
The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of the Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

AVIDITY'S ANNUAL REPORT ON FORM 10-K
A copy of Avidity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements thereto but not including exhibits, as filed with the SEC, will be sent to any beneficial owners of our common stock on the Record Date as determined on April 14, 2025 without charge upon written request addressed to:
Avidity Biosciences, Inc.
Attention: Secretary
10578 Science Center Drive, Suite 125
San Diego, CA 92121
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/RNA. We make available free of charge on our website all of our filings that are made electronically with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. These materials can be found at www.aviditybiosciences.com under the “Investors” section.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,
John B. Moriarty, Jr., J.D.
Secretary
San Diego, California
April 29, 2025

AVIDITY BIOSCIENCES

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Avidity Biosciences, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 14, 2025

Tuesday, June 10, 2025 9:00 AM, Pacific Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/RNA for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, June 10, 2025.

Internet:

www.proxypush.com/RNA

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-256-0714

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

You must register to attend the meeting online and/or participate at www.proxydocs.com/RNA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Sarah Boyce and John B. Moriarty, Jr., J.D. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Avidity Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful Named Proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR IN PROPOSAL 1 AND "FOR" EACH OF PROPOSAL 2 AND PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the desired box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Avidity Biosciences, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect Class II directors for a three-year term that expires at the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;				
		FOR	WITHHOLD		
	1.01 Arthur Levin, Ph.D.	☐	☐		FOR
	1.02 Simona Skerjanec	☐	☐		FOR
	1.03 Tamar Thompson	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐	FOR
3.	To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/RNA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________